Exhibit 4.2

Dated as of July 8, 2019

Series 2019-1 Supplement

to the
Base Indenture

Up to $150,000,000 Series 2019-1 Variable Funding Senior Notes, Class A‑1
$575,000,000 Series 2019-1 3.982% Fixed Rate Senior Secured Notes, Class A‑2-I
$275,000,000 Series 2019-1 4.476% Fixed Rate Senior Secured Notes, Class A‑2-II
$450,000,000 Series 2019-1 4.970% Fixed Rate Senior Secured Notes, Class A‑2-III

between

Jack in the Box Funding, LLC,
as Master Issuer

and

Citibank, N.A.,
as Trustee and Series 2019-1 Securities Intermediary

ANNEXES

Annex A	--	Series 2019-1 Supplemental Definitions List

(i)

EXHIBITS

Exhibit A-1-1:	Form of Series 2019-1 Class A-1 Advance Note
Exhibit A-1-2:	Form of Series 2019-1 Class A-1 Swingline Note
Exhibit A-1-3:	Form of Series 2019-1 Class A-1 L/C Note
Exhibit A-2-1:	Form of Rule 144A Global Series 2019-1 Class A-2 Notes
Exhibit A-2-2:	Form of Temporary Regulation S Global Series 2019-1 Class A-2 Notes
Exhibit A-2-3:	Form of Permanent Regulation S Global Series 2019-1 Class A-2 Notes
Exhibit B-1:	Form of Transferee Certificate – Series 2019-1 Class A-1 Notes
Exhibit B-2:	Form of Transferee Certificate – Rule 144A Global Notes to Temporary Regulation S Global Notes
Exhibit B-3:	Form of Transferee Certificate – Rule 144A Global Notes to Permanent Regulation S Global Notes
Exhibit B-4:	Form of Transferee Certificate – Regulation S Global Notes to Rule 144A Global Notes
Exhibit C:	Form of Quarterly Noteholders’ Report
Exhibit D:	Form of Decrease Notice

(ii)

SERIES 2019-1 SUPPLEMENT, dated as of July 8, 2019 (this “Series Supplement”), by and between JACK IN THE BOX FUNDING, LLC, a Delaware limited liability company (the “Master Issuer”) and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as Series 2019-1 Securities Intermediary, to the Base Indenture, dated as of the date hereof, by and between the Master Issuer and CITIBANK, N.A., as trustee and as securities intermediary (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.02, 2.03 and 13.01 of the Base Indenture provide, among other things, that the Master Issuer and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement, and such Series of Notes shall be designated as Series 2019-1 Notes.  On the Series 2019-1 Closing Date, two Classes of Notes of such Series shall be issued:  (a) Series 2019-1 Variable Funding Senior Notes, Class A‑1 (as referred to herein, the “Series 2019-1 Class A‑1 Notes”) and (b) Series 2019-1 Senior Notes, Class A‑2 (as referred to herein, the “Series 2019-1 Class A‑2 Notes”).  The Series 2019-1 Class A‑1 Notes shall be issued in three Subclasses:  (i) Series 2019-1 Class A‑1 Advance Notes (as referred to herein, the “Series 2019-1 Class A‑1 Advance Notes”), (ii) Series 2019-1 Class A-1 Swingline Notes (as referred to herein, the “Series 2019-1 Class A-1 Swingline Notes”) and (iii) Series 2019-1 Class A‑1 L/C Notes (as referred to herein, the “Series 2019-1 Class A‑1 L/C Notes”). The Series 2019-1 Class A-2 Notes shall be issued in three Tranches: (i) Series 2019-1 3.982% Fixed Rate Senior Secured Notes, Class A-2-I (as referred to herein, the “Series 2019-1 Class A‑2-I Notes”); (ii) Series 2019-1 4.476% Fixed Rate Senior Secured Notes, Class A-2-II (as referred to herein, the “Series 2019-1 Class A‑2-II Notes”); and (iii) Series 2019-1 4.970% Fixed Rate Senior Secured Notes, Class A-2-III (as referred to herein, the “Series 2019-1 Class A‑2-III Notes” and, together with the Series 2019-1 Class A‑2-I Notes and the Series 2019-1 Class A‑2-II Notes, the “Series 2019-1 Class A‑2 Notes” and, the Series 2019-1 Class A-2 Notes, together with the Series 2019-1 Class A-1 Notes, the “Series 2019-1 Notes”). For purposes of the Base Indenture and this Series Supplement, the Series 2019-1 Class A‑1 Notes and the Series 2019-1 Class A‑2 Notes shall be deemed to be separate Classes of “Senior Notes”.

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Series 2019-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2019-1 Supplemental Definitions List”) as such Series 2019-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.  All capitalized terms not otherwise defined herein or therein shall have the meanings assigned thereto in the Base Indenture or Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture or Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture.  Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series Supplement (as indicated herein).  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2019-1 Notes and not to any other Series of Notes issued by the Master Issuer.  The rules of construction set forth in Section 1.04 of the Base Indenture shall apply for all purposes under this Series Supplement.

ARTICLE II

INITIAL ISSUANCE, INCREASES AND DECREASES OF
SERIES 2019-1 CLASS A‑1 OUTSTANDING PRINCIPAL AMOUNT

Section 2.01       Procedures for Issuing and Increasing Initial Issuance and Increases of the Series 2019-1 Class A‑1 Outstanding Principal Amount.

(a)            Subject to satisfaction of the conditions precedent to the making of Series 2019-1 Class A-1 Advances set forth in the Series 2019-1 Class A-1 Note Purchase Agreement, (i) on the Series 2019-1 Closing Date, the Master Issuer may cause the Series 2019-1 Class A-1 Initial Advance Principal Amount to become outstanding by drawing ratably, at par, the initial principal amounts of the Series 2019-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2019-1 Class A-1 Advances made on the Series 2019-1 Closing Date (the “Series 2019-1 Class A-1 Initial Advance”) and (ii) on any Business Day during the Series 2019-1 Class A-1 Commitment Term that does not occur during a Cash Trapping Period, the Master Issuer may increase the Series 2019-1 Class A-1 Outstanding Principal Amount (such increase referred to as an “Increase”), by drawing ratably (or as otherwise set forth in the Series 2019-1 Class A-1 Note Purchase Agreement), at par, additional principal amounts on the Series 2019-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2019-1 Class A-1 Advances made on such Business Day; provided that at no time may the Series 2019-1 Class A-1 Outstanding Principal Amount exceed the Series 2019-1 Class A-1 Notes Maximum Principal Amount.  The Series 2019-1 Class A-1 Initial Advance and each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2019-1 Class A-1 Note Purchase Agreement and shall be ratably (except as otherwise set forth in the Series 2019-1 Class A-1 Note Purchase Agreement) allocated among the Series 2019-1 Class A-1 Noteholders (other than the Series 2019-1 Class A-1 Subfacility Noteholders in their capacity as such) as provided therein.  Proceeds from the Series 2019-1 Class A-1 Initial Advance and each Increase shall be paid as directed by the Master Issuer in the applicable Series 2019-1 Class A-1 Advance Request or as otherwise set forth in the Series 2019-1 Class A-1 Note Purchase Agreement.  Upon receipt of written notice from the Master Issuer or the Administrative Agent of the Series 2019-1 Class A-1 Initial Advance and any Increase, the Trustee shall indicate in its books and records the amount of the Series 2019-1 Class A-1 Initial Advance or such Increase, as applicable.

(b)            Subject to satisfaction of the applicable conditions precedent set forth in the Series 2019-1 Class A‑1 Note Purchase Agreement, on the Series 2019-1 Closing Date, the Master Issuer may cause (i) the Series 2019-1 Class A-1 Initial Swingline Principal Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2019-1 Class A-1 Swingline Notes corresponding to the aggregate amount of the Series 2019-1 Class A-1 Swingline Loans made on the Series 2019-1 Closing Date pursuant to Section 2.06 of the Series 2019-1 Class A-1 Note Purchase Agreement and (ii) the Series 2019-1 Class A‑1 Initial Aggregate Undrawn L/C Face Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2019-1 Class A-1 L/C Notes corresponding to the aggregate Undrawn L/C Face Amount of the Letters of Credit issued on the Series 2019-1 Closing Date pursuant to Section 2.07 of the Series 2019-1 Class A-1 Note Purchase Agreement; provided that at no time may the Series 2019-1 Class A-1 Outstanding Principal Amount exceed the Series 2019-1 Class A-1 Notes Maximum Principal Amount.  The procedures relating to increases in the Series 2019-1 Class A‑1 Outstanding Subfacility Amount (each such increase, a “Subfacility Increase”) through borrowings of Series 2019-1 Class A-1 Swingline Loans and issuance or incurrence of Series 2019-1 Class A‑1 L/C Obligations are set forth in the Series 2019-1 Class A‑1 Note Purchase Agreement.  Upon receipt of written notice from the Master Issuer or the Administrative Agent of the issuance of the Series 2019-1 Class A-1 Initial Swingline Principal Amount and the Series 2019-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount and any Subfacility Increase, the Trustee shall indicate in its books and records the amount of each such issuance and Subfacility Increase.

Section 2.02      Procedures for Decreasing the Series 2019-1 Class A-1 Outstanding Principal Amount.

(a)            Mandatory Decrease.  Whenever a Series 2019-1 Class A-1 Excess Principal Event shall have occurred, then, on or before 10:00 a.m. (Eastern time) on the fourth Business Day immediately following the date on which the Manager or the Master Issuer obtains knowledge of such Series 2019-1 Class A-1 Excess Principal Event, the Master Issuer shall deposit in the Series 2019-1 Class A-1 Distribution Account the amount of funds referred to in the next sentence and shall direct the Trustee in writing to distribute such funds in accordance with the Class A-1 Order of Distribution.  Such written direction of the Master Issuer shall include a report that will provide for the distribution of (i) funds sufficient to decrease the Series 2019-1 Class A-1 Outstanding Principal Amount by the lesser of (x) the amount necessary, so that after giving effect to such decrease of the Series 2019-1 Class A-1 Outstanding Principal Amount on such date, no such Series 2019-1 Class A-1 Excess Principal Event shall exist and (y) the amount that would decrease the Series 2019-1 Class A-1 Outstanding Principal Amount to zero (each decrease of the Series 2019-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.02(a), or any other required payment of principal in respect of the Series 2019-1 Class A-1 Notes pursuant to Section 3.06 of this Series Supplement, a “Mandatory Decrease”), plus (ii) any associated Series 2019-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2019-1 Class A-1 Note Purchase Agreement).  Such Mandatory Decrease shall be allocated among the Series 2019-1 Class A-1 Noteholders in accordance with the Class A-1 Order of Distribution.  Upon obtaining knowledge of such a Series 2019-1 Class A-1 Excess Principal Event, the Master Issuer promptly, but in any event within two (2) Business Days, shall deliver written notice substantially in the form of Exhibit D hereto (which may be given by e‑mail of a .pdf or similar file) of the need for any such Mandatory Decreases to the Trustee and the Administrative Agent.  In connection with any Mandatory Decrease, the Master Issuer shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

(b)            Voluntary Decrease.  Except as provided in Section 2.02(d), on any Business Day, the Master Issuer may decrease the Series 2019-1 Class A-1 Outstanding Principal Amount (each such decrease of the Series 2019-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.02(b), a “Voluntary Decrease”) by depositing in the Series 2019-1 Class A-1 Distribution Account not later than 10:00 a.m. (Eastern time) on the date specified as the decrease date in the prior written notice referred to below and providing a written report to the Trustee directing the Trustee to distribute in accordance with the Class A-1 Order of Distribution (i) an amount (subject to the last sentence of this Section 2.02(b)) up to the Series 2019-1 Class A-1 Outstanding Principal Amount equal to the amount of such Voluntary Decrease, plus (ii) any associated Series 2019-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2019-1 Class A-1 Note Purchase Agreement); provided that to the extent the deposit into the Series 2019-1 Class A-1 Distribution Account described above is made after 3:00 p.m. (Eastern time) on any Business Day, the same shall be deemed to be deposited on the following Business Day; provided, further, that (x) in the case of Eurodollar Advances or CP Advances, the Master Issuer shall provide written notice no later than 12:00 p.m. (Eastern time) at least three (3) Business Days prior to such Voluntary Decrease and (y) in the case of Base Rate Advances, the Master Issuer shall provide written notice no later than 12:00 p.m. (Eastern time) at least one (1) Business Day prior to such Voluntary Decrease, in each case to each Series 2019-1 Class A-1 Investor and the Administrative Agent; provided, further, that the Master Issuer shall provide written notice substantially in the form of Exhibit D hereto to the Trustee of any Voluntary Decrease no later than 12:00 p.m. (Eastern time) at least one (1) Business Day prior to such Voluntary Decrease.  Each such Voluntary Decrease shall be in a minimum principal amount as provided in the Series 2019-1 Class A-1 Note Purchase Agreement.  In connection with any Voluntary Decrease, the Master Issuer shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

(c)            The Trustee shall indicate in its books and records any such reduction in the Series 2019-1 Class A‑1 Commitments.

(d)           The Series 2019-1 Class A‑1 Note Purchase Agreement sets forth additional procedures relating to decreases in the Series 2019-1 Class A‑1 Outstanding Subfacility Amount (each such decrease, together with any Voluntary Decrease or Mandatory Decrease allocated to the Series 2019-1 Class A‑1 Subfacility Noteholders, a “Subfacility Decrease”) through (i) borrowings of Series 2019-1 Class A-1 Advances to repay Series 2019-1 Class A-1 Swingline Loans and Series 2019-1 Class A-1 L/C Obligations or (ii) optional prepayments of Series 2019-1 Class A-1 Swingline Loans on same day notice.  Upon receipt of written notice from the Master Issuer or the Administrative Agent of any Subfacility Decrease, the Trustee shall indicate in its books and records the amount of such Subfacility Decrease.

(e)            The Series 2019-1 Class A-1 Note Purchase Agreement also sets forth procedures relating to permanent reductions in the Series 2019-1 Class A-1 Notes Maximum Principal Amount.

ARTICLE III

SERIES 2019-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2019-1 Notes only, the following shall apply:

Section 3.01     Allocations with Respect to the Series 2019-1 Notes.  On the Series 2019-1 Closing Date, a portion of the net proceeds from the initial sale of the Series 2019-1 Notes will be deposited into the Senior Notes Interest Reserve Account in an amount equal to the Senior Notes Interest Reserve Account Deficiency Amount as of the Series 2019-1 Closing Date.  The remainder of the net proceeds from the sale of the Series 2019-1 Notes shall be paid to, or at the direction of, the Master Issuer.

Section 3.02     Weekly Allocation Date Applications; Quarterly Payment Date Applications.  On each Weekly Allocation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account all amounts relating to the Series 2019-1 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

Section 3.03     Certain Distributions from the Series 2019-1 Distribution Accounts and the Collection Account.  On each Quarterly Payment Date, based solely upon the most recent Quarterly Noteholders’ Report, and in the order of priority of such amounts set forth in the Priority of Payments, the Trustee shall, in accordance with Section 6.01 of the Base Indenture, remit (i) to the Series 2019-1 Class A‑1 Noteholders from the Series 2019-1 Class A‑1 Distribution Account, in accordance with the Class A‑1 Order of Distribution, the amounts deposited in the Series 2019-1 Class A‑1 Distribution Account in accordance with the Base Indenture for the payment of interest, fees, principal (to the extent applicable) and other amounts in respect of the Series 2019-1 Class A‑1 Notes on such Quarterly Payment Date and (ii) to the Series 2019-1 Class A‑2 Noteholders from the Series 2019-1 Class A‑2 Distribution Account, the amounts deposited in the Series 2019-1 Class A‑2 Distribution Account in accordance with the Base Indenture for the payment of interest, principal (to the extent applicable) and other amounts in respect of the Series 2019-1 Class A‑2 Notes on such Quarterly Payment Date.  On each Weekly Allocation Date the Trustee shall withdraw from the Collection Account amounts required to be paid to the Administrative Agent pursuant to the Priority of Payments and remit such amounts to the Administrative Agent in accordance with the terms of the Indenture.

Notwithstanding anything to the contrary herein or in the Base Indenture, except as (i) provided under Section 3.06(f) or (ii) explicitly directed by the Master Issuer (or the Manager on its behalf) with respect to payments of Quarterly Scheduled Principal Amounts made under Section 3.06(c)(ii) on Quarterly Payment Dates with respect to which the Series 2019-1 Non-Amortization Test has been satisfied, each payment in respect of the Series 2019-1 Class A-2 Notes shall be distributed among the Tranches (A) based upon such amounts due with respect to interest on, principal of or otherwise with respect to such Tranches as provided hereunder; provided that, in each case, any shortfall in such payment amount shall be allocated ratably based on the Series 2019-1 Class A-2 Outstanding Principal Amount of each Tranche or (B) if not explicitly provided hereunder, ratably based on the Series 2019-1 Class A-2 Outstanding Principal Amount of each Tranche; provided that, in each of the cases set forth under clauses (A) and (B) above, all distributions to Noteholders of a Tranche shall be ratably allocated among the Noteholders within each applicable Tranche based on their respective portion of the Series 2019-1 Class A-2 Outstanding Principal Amount of such Tranche.

Section 3.04             Series 2019-1 Class A-1 Interest and Certain Fees.

(a)            Series 2019-1 Class A-1 Notes Interest and L/C Fees.  From and after the Series 2019-1 Closing Date, the applicable portions of the Series 2019-1 Class A-1 Outstanding Principal Amount shall accrue (i) interest at the Series 2019-1 Class A-1 Note Rate and (ii) L/C Quarterly Fees at the applicable rates provided therefor in the Series 2019-1 Class A-1 Note Purchase Agreement, as applicable.  Such accrued interest and fees shall be due and payable in arrears on each Quarterly Payment Date from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, commencing on November 25, 2019; provided that in any event all accrued but unpaid interest and fees shall be paid in full on the Series 2019-1 Class A-1 Legal Final Maturity Date, on any Series 2019-1 Prepayment Date with respect to a prepayment in full of the Series 2019-1 Class A-1 Notes, on any day when the Commitments are terminated in full, or on any other day on which all of the Series 2019-1 Class A-1 Outstanding Principal Amount is required to be paid in full, in each case pursuant to, and in accordance with, the provisions of the Priority of Payments.  To the extent any such amount is not paid on a Quarterly Payment Date when due, such unpaid amount (net of all Debt Service Advances with respect thereto, a “Class A-1 Quarterly Interest Shortfall Amount”) shall accrue interest at the Series 2019-1 Class A-1 Note Rate.

(b)            Undrawn Commitment Fees.  From and after the Series 2019-1 Closing Date, Undrawn Commitment Fees shall accrue as provided in the Series 2019-1 Class A-1 Note Purchase Agreement.  Such accrued fees shall be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, commencing on November 25, 2019.  To the extent any such amount is not paid on a Quarterly Payment Date when due (a “Series 2019-1 Class A-1 Quarterly Commitment Fees Shortfall Amount”), such unpaid amount shall accrue interest at the Series 2019-1 Class A-1 Note Rate.

(c)           Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest.  Following a Series 2019-1 Class A-1 Notes Amortization Event additional interest shall accrue on the Series 2019-1 Class A-1 Outstanding Principal Amount (excluding any Undrawn L/C Face Amounts included therein) at a rate equal to 5.00% per annum (the “Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Rate”), calculated in accordance with Section 3.01(f) of the Series 2019-1 Class A-1 Note Purchase Agreement, in addition to the regular interest that shall continue to accrue at the Series 2019-1 Class A-1 Note Rate.  Any Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Amount shall be due and payable on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, in the amount so made available, and failure to pay any Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Amount in excess of available amounts in accordance with the foregoing shall not be an Event of Default and interest will not accrue on any unpaid portion thereof.

(d)             Series 2019-1 Class A-1 Initial Interest Accrual Period.  The initial Interest Accrual Period for the Series 2019-1 Class A-1 Notes shall commence on the Series 2019-1 Closing Date and end on (but exclude) November 25, 2019.

Section 3.05           Series 2019-1 Class A-2 Notes Interest.

(a)            Series 2019-1 Class A‑2 Notes Interest.  From the Series 2019-1 Closing Date until the Series 2019-1 Class A‑2 Outstanding Principal Amount with respect to a Tranche has been paid in full, the Series 2019-1 Class A‑2 Outstanding Principal Amount with respect to such Tranche (after giving effect to all payments of principal made to Series 2019-1 Class A-2 Noteholders as of the first day of each Interest Accrual Period, or if such day is not a Quarterly Payment Date, as of the following Quarterly Payment Date, and also giving effect to repurchases and cancellations of Series 2019-1 Class A‑2 Notes during such Interest Accrual Period) shall accrue interest at the Series 2019-1 Class A‑2 Note Rate for such Tranche.  Such accrued interest shall be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, commencing on November 25, 2019; provided that in any event all accrued but unpaid interest on the Series 2019-1 Class A-2 Outstanding Principal Amount shall be due and payable in full on the Series 2019-1 Class A-2 Legal Final Maturity Date, on any Series 2019-1 Class A-2 Prepayment Date with respect to a prepayment in full of such Tranche or on any other day on which all of the Series 2019-1 Class A‑2 Outstanding Principal Amount of such Tranche is required to be paid in full.  To the extent any interest accruing at the Series 2019-1 Class A‑2 Note Rate for any Tranche is not paid on a Quarterly Payment Date when due, such unpaid interest (net of all Debt Service Advances with respect thereto, a “Class A‑2 Quarterly Interest Shortfall Amount”) shall accrue interest at the Series 2019-1 Class A‑2 Note Rate for such Tranche.  All computations of interest at the Series 2019-1 Class A‑2 Note Rate shall be made on the basis of a year of 360 days and twelve 30‑day months.

(b)            Series 2019-1 Class A‑2 Quarterly Post‑ARD Contingent Interest.

(i)            Post‑ARD Contingent Interest.  From and after the Series 2019-1 Anticipated Repayment Date, as applicable to each Tranche, until the Series 2019-1 Class A-2 Outstanding Principal Amount with respect to such Tranche has been paid in full, additional interest (“Series 2019-1 Class A-2 Quarterly Post-ARD Contingent Interest”) shall accrue on such Tranche at a per annum rate (equal to the rate determined by the Servicer to be the greater of (A) 5.00% per annum and (B) a rate equal to the amount, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2019-1 Anticipated Repayment Date for such Tranche of the United States Treasury Security having a term closest to ten (10) years, plus (y) 5.00%, plus (z) (1) with respect to the Series 2019-1 Class A-2-I Notes, 2.265%, (2) with respect to the Series 2019-1 Class A-2-II Notes, 2.670%, and (3) with respect to the Series 2019-1 Class A-2-III Notes, 3.058%, exceeds (b) such Tranche’s applicable Series 2019-1 Class A-2 Note Rate.  In addition, regular interest shall continue to accrue at the Tranche’s Series 2019-1 Class A-2 Note Rate from and after such Tranche’s Series 2019-1 Anticipated Repayment Date.  All computations of Series 2019-1 Class A-2 Quarterly Post-ARD Contingent Interest shall be made on the basis of a 360-day year of twelve 30-day months.

(ii)            Payment of Series 2019-1 Class A‑2 Quarterly Post‑ARD Contingent Interest.  Any Series 2019-1 Class A‑2 Quarterly Post‑ARD Contingent Interest shall be due and payable on any applicable Quarterly Payment Date as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, in the amount so available.  For the avoidance of doubt, Series 2019-1 Class A‑2 Quarterly Post‑ARD Contingent Interest shall accrue and be payable in addition to the interest accrued on the applicable Tranche at the applicable Series 2019-1 Class A‑2 Note Rate.  The failure to pay any Series 2019-1 Class A‑2 Quarterly Post‑ARD Contingent Interest on any Quarterly Payment Date (including on the Series 2019-1 Class A-2 Legal Final Maturity Date) in excess of available amounts in accordance with the foregoing will not be an Event of Default and interest will not accrue on any unpaid portion thereof.

(c)            Series 2019-1 Class A‑2 Initial Interest Accrual Period.  The initial Interest Accrual Period for the Series 2019-1 Class A‑2 Notes shall commence on the Series 2019-1 Closing Date and end on (but exclude) November 25, 2019.

Section 3.06     Payment of Series 2019-1 Note Principal.

(a)            Series 2019-1 Notes Principal Payment at Legal Maturity.  The Series 2019-1 Outstanding Principal Amount shall be due and payable on the applicable Series 2019-1 Legal Final Maturity Date.  The Series 2019-1 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in this Section 3.06 and, in respect of the Series 2019-1 Class A-1 Outstanding Principal Amount, Section 2.02 of this Series Supplement.

(b)            Series 2019-1 Class A‑2 Anticipated Repayment Date; Series 2019-1 Class A-1 Renewal Date.  The “Series 2019-1 Anticipated Repayment Date” means, (i) with respect to the Series 2019-1 Class A-2-I Notes, the Quarterly Payment Date occurring in August 2023, (ii) with respect to the Series 2019-1 Class A-2-II Notes, the Quarterly Payment Date occurring in August 2026 and (iii) with respect to the Series 2019-1 Class A-2-III Notes, the Quarterly Payment Date occurring in August 2029.  The initial Series 2019-1 Class A-1 Notes Renewal Date shall be the Quarterly Payment Date occurring in August 2024, unless extended as provided below in this Section 3.06(b).

(i)            First Extension Election.  Subject to the conditions set forth in Section 3.06(b)(iii) of this Series Supplement, the Manager shall have the option to elect (the “Series 2019-1 First Extension Election”) to extend the Series 2019-1 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in August 2025 by delivering written notice to the Administrative Agent, the Trustee and the Control Party no later than the Quarterly Payment Date occurring in August 2024 to the effect that the conditions precedent to such Series 2019-1 First Extension Election have been satisfied.

(ii)            Second Extension Election.  Subject to the conditions set forth in Section 3.06(b)(iii) of this Series Supplement, if the Series 2019-1 First Extension Election has been made and become effective, the Manager shall have the option to elect (the “Series 2019-1 Second Extension Election”) to extend the Series 2019-1 Class A-1 Notes Renewal Date to the Quarterly Payment Date occurring in August 2026 by delivering written notice to the Administrative Agent, the Trustee and the Control Party no later than the Quarterly Payment Date occurring in August 2025 to the effect that the conditions precedent to such Series 2019-1 Second Extension Election have been satisfied.

(iii)            Conditions Precedent to Extension Elections.  It shall be a condition to each applicable extension of the Series 2019-1 Class A-1 Notes Renewal Date that, in the case of Section 3.06(b)(i), on the Quarterly Payment Date occurring in August 2024, or in the case of Section 3.06(b)(ii), on the Quarterly Payment Date occurring in August 2025 (a) the DSCR is greater than or equal to 2.75x (calculated with respect to the most recently ended Quarterly Collection Period); (b) either the rating assigned to the Series 2019-1 Class A-2 Notes by S&P has not been downgraded below “BBB” or withdrawn; and (c) all Class A-1 Extension Fees shall have been paid on or prior to such Quarterly Payment Date.  Any notice given pursuant to Section 3.06(b)(i) or (ii) of this Series Supplement shall be irrevocable; provided that if the conditions set forth in this Section 3.06(b)(iii) are not met as of the applicable extension date, the election set forth in such notice shall automatically be deemed ineffective.  For the avoidance of doubt, no consent of the Trustee, the Control Party, the Administrative Agent or any Noteholder shall be necessary for the effectiveness of the Series 2019-1 Extension Elections.

(c)            Payment of Class A‑2 Accrued Quarterly Scheduled Principal Amount, Quarterly Scheduled Principal Amounts and Quarterly Scheduled Principal Deficiency Amounts with respect to the Series 2019-1 Class A‑2 Notes.

(i)            Class A‑2 Accrued Quarterly Scheduled Principal Amounts will be allocated on each Weekly Allocation Date in accordance with the Priority of Payments, in the amount so available, and failure to pay any Class A‑2 Accrued Quarterly Scheduled Principal Amounts in excess of available amounts in accordance with the foregoing shall not be an Event of Default.

(ii)            Quarterly Scheduled Principal Amounts shall be due and payable with respect to each Tranche on each Quarterly Payment Date prior to the applicable Series 2019-1 Anticipated Repayment Date, commencing on the Quarterly Payment Date in November 2019, in accordance with Section 5.13 of the Base Indenture, in the amount so available, and failure to pay any Quarterly Scheduled Principal Amounts in excess of available amounts in accordance with the foregoing will not be an Event of Default; provided that Quarterly Scheduled Principal Amounts shall only be due and payable on a Quarterly Payment Date with respect to a Tranche if the Series 2019-1 Non‑Amortization Test is not satisfied with respect to such Quarterly Payment Date; provided, further that if the Series 2019-1 Non‑Amortization Test is satisfied, the Master Issuer may, at its option, prior to the applicable Series 2019-1 Anticipated Repayment Date for such Tranche, pay all or any part of such Quarterly Scheduled Principal Amounts with respect to such Tranche on such Quarterly Payment Date.

(iii)            On each Weekly Allocation Date and each Quarterly Payment Date, the Quarterly Scheduled Principal Deficiency Amount, if any, with respect to such Weekly Allocation Date or Quarterly Payment Date shall be allocated or due and payable, respectively, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, in the amount so available, and failure to pay any Quarterly Scheduled Principal Deficiency Amounts in excess of available amounts in accordance with the foregoing shall not be an Event of Default.

(d)            Series 2019-1 Mandatory Payments of Principal.

(i)            During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the Series 2019-1 Notes (sequentially, in alphanumerical order of Class A Notes) as and when amounts are made available for payment thereof (x) on any related Weekly Allocation Date in accordance with the Priority of Payments and (y) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, in the amount so available, together with any Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium required to be paid in connection therewith pursuant to Section 3.06(e) of this Series Supplement; provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium is not paid because insufficient funds are available to pay such Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium, in accordance with the Priority of Payments.  Such payments shall be ratably allocated among the Series 2019-1 Noteholders within each applicable Class and Tranche, based on their respective portion of the Series 2019-1 Outstanding Principal Amount of such Class or Tranche (or, in the case of the Series 2019-1 Class A-1 Noteholders, in accordance with the Class A-1 Order of Distribution).

(ii)            During any Series 2019-1 Class A-1 Notes Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the applicable Series 2019-1 Class A-1 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.13 of the Base Indenture, in the amount so available.  Such payments shall be allocated among the Series 2019-1 Class A-1 Noteholders, in accordance with the Class A-1 Order of Distribution. For the avoidance of doubt, no Series 2019-1 Class A-2 Make-Whole Prepayment Premium will be due in connection with any principal payments on the Series 2019-1 Class A-1 Notes.

(e)            Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium Payments.  In connection with any (i) mandatory prepayment of any Series 2019-1 Class A‑2 Notes made during a Rapid Amortization Period pursuant to Section 3.06(d), (ii) prepayments funded with Asset Disposition Proceeds pursuant to Section 3.06(j) or (iii) any optional prepayment of any Series 2019-1 Class A‑2 Notes or a Tranche made pursuant to Section 3.06(f) (each, a “Series 2019-1 Class A‑2 Prepayment”), in each case prior to (I) with respect to the Series 2019-1 Class A-2-I Notes, the Quarterly Payment Date in the 18th month prior to the Series 2019-1 Anticipated Repayment Date for such Tranche, (II) with respect to the Series 2019-1 Class A‑2‑II Notes, the Quarterly Payment Date in the 36th month prior to the Series 2019-1 Anticipated Repayment Date for such Tranche and (III) with respect to the Series 2019-1 Class A‑2‑III Notes, the Quarterly Payment Date in the 54th month prior to the Series 2019-1 Anticipated Repayment Date for such Tranche (as applicable, the “Make-Whole End Date”), the Master Issuer shall pay, in the manner described herein, the Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium; provided that no such Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium shall be payable in connection with (A) any prepayment funded by Indemnification Amounts or Insurance/Condemnation Proceeds or (B) Quarterly Scheduled Principal Amounts (including those paid, in whole or in part, at the option of the Master Issuer on a Quarterly Payment Date with respect to which the Series 2019-1 Non‑Amortization Test has been satisfied) or Quarterly Scheduled Principal Deficiency Amounts.

(f)            Optional Prepayment of Series 2019-1 Class A‑2 Notes.  In addition to any right to optionally prepay any or all of the Notes in accordance with the Base Indenture, including Section 5.13(o) of the Base Indenture, and subject to Section 3.06(e) and (g) of this Series Supplement, the Master Issuer shall have the option to prepay the Outstanding Principal Amount of any or all of the Tranches in whole or in part on any Business Day or on any date a mandatory prepayment may be made and that is specified as the Series 2019-1 Class A-2 Prepayment Date in the applicable Prepayment Notices; provided that the Master Issuer shall not make any optional prepayment in part of any Tranche pursuant to this Section 3.06(f) in a principal amount for any single prepayment in part of less than $5 million on any Business Day (except that any such prepayment may be in a principal amount less than such amount if effected on the same day as any partial mandatory prepayment or repayment pursuant to this Series Supplement); provided, further, that no such optional prepayment may be made unless (i) the amount on deposit in the Series 2019-1 Class A‑2 Distribution Account (including amounts to be transferred from the Cash Trap Reserve Account) is sufficient to pay the principal amount of the Tranches to be prepaid, and the amount on deposit in the Senior Notes Principal Payment Account that is allocable to the Tranches to be prepaid is sufficient to pay any Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium required pursuant to Section 3.06(e), in each case, payable on the relevant Series 2019-1 Class A-2 Prepayment Date; (ii)  (A) the amount on deposit in the Senior Notes Interest Payment Account that is allocable to the Outstanding Principal Amount of the Tranche(s) to be prepaid is sufficient to pay the Class A‑2 Quarterly Interest to but excluding the relevant Series 2019-1 Prepayment Date relating to the Outstanding Principal Amount of the Tranche(s) to be prepaid (other than any Post‑ARD Contingent Interest) and (B) only if such optional prepayment is a prepayment of the Series 2019-1 Class A‑2 Notes in whole, (x) the amount on deposit in the Senior Notes Post‑ARD Contingent Interest Account that is allocable to the Series 2019-1 Class A‑2 Notes is sufficient to pay the Series 2019-1 Class A‑2 Quarterly Post‑ARD Contingent Interest accrued through such Series 2019-1 Prepayment Date and (y) the amounts on deposit in the Collection Account and the Management Accounts are (in the Manager’s determination) reasonably expected to be sufficient to pay all Securitization Operating Expenses attributable to the Series 2019-1 Class A‑2 Notes on the next Weekly Allocation Date or, in each case, such amounts have been either paid in the case of clause (B)(y) or deposited to the Series 2019-1 Class A‑2 Distribution Account pursuant to Section 3.06(h); and (iii) the Master Issuer shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).  The Master Issuer may prepay any or all of the Tranche(s) of Series 2019-1 Class A‑2 Notes in full on any Business Day regardless of the number of prior optional prepayments or any minimum payment requirement.

(g)            Notices of Optional Prepayments.  The Master Issuer shall give prior written notice (each, a “Prepayment Notice”) at least ten (10) Business Days but not more than twenty (20) Business Days prior to any Series 2019-1 Class A-2 Prepayment Date with respect to a Tranche pursuant to Section 3.06(f) to each Series 2019-1 Class A‑2 Noteholder of such Tranche, the Rating Agency, the Servicer, the Control Party and the Trustee; provided that at the request of the Master Issuer, such notice to the Series 2019-1 Class A‑2 Noteholders of such Tranche shall be given by the Trustee in the name and at the expense of the Master Issuer.  In connection with any such Prepayment Notice, the Master Issuer shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 3.06(k) of this Series Supplement.  With respect to each such Series 2019-1 Class A‑2 Prepayment, the related Prepayment Notice shall specify (i) the Series 2019-1 Class A-2 Prepayment Date on which such prepayment will be made, which in all cases shall be a Business Day, (ii) the Series 2019-1 Prepayment Amount and the Series 2019-1 Class A-2 Make-Whole Prepayment Premium, if applicable, and (iii) the date on which the applicable Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium, if any, to be paid in connection therewith will be calculated, which calculation date shall be no earlier than the fifth (5th) Business Day before such Series 2019-1 Class A-2 Prepayment Date (the “Series 2019-1 Class A‑2 Make‑Whole Premium Calculation Date”).  The Master Issuer shall have the option, by written notice to the Trustee, the Servicer, the Control Party, the Rating Agency and the Series 2019-1 Class A‑2 Noteholders of the applicable Tranche, to withdraw, or amend the Series 2019-1 Class A-2 Prepayment Date set forth in any Prepayment Notice relating to an optional prepayment at any time up to and including the second (2nd) Business Day before the Series 2019-1 Class A-2 Prepayment Date set forth in such Prepayment Notice.  Any such optional prepayment and Prepayment Notice may, in the Master Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.  If such conditions precedent are not satisfied, the Master Issuer may cancel such optional prepayment in its sole discretion at any time prior to the second (2nd) Business Day prior to the prepayment date set forth in the applicable prepayment notice by providing notice to the Trustee (who shall forward such notice to the applicable Noteholders) and the Control Party.  The Master Issuer shall have the option to provide in any Prepayment Notice that the payment of the amounts set forth in Section 3.06(f) and the performance of the Master Issuer’s obligations with respect to such optional prepayment may be performed by another Person. All Prepayment Notices shall be transmitted by email to (A) each Series 2019-1 Class A-2 Noteholder that will receive a prepayment to the extent such Series 2019-1 Class A-2 Noteholder has provided an email address to the Trustee and (B)  the Rating Agency, the Servicer and the Trustee. For the avoidance of doubt, a Voluntary Decrease or a Subfacility Decrease in respect of the Series 2019-1 Class A-1 Notes is governed by Section 2.02 of this Series Supplement and not by this Section 3.06(g).  A Prepayment Notice may be revoked or amended by the Master Issuer if the Trustee receives written notice of such revocation or amendment no later than 12:00 p.m. (Eastern time) up to and including the second (2nd) Business Day prior to the applicable Series 2019-1 Class A-2 Prepayment Date.  The Master Issuer shall give written notice of such revocation or amendment to the Servicer, and at the request of the Master Issuer, the Trustee shall forward the notice of revocation or amendment to each Series 2019-1 Class A-2 Noteholder previously sent a Prepayment Notice for such Series 2019-1 Class A-2 Prepayment Date.

(h)            Series 2019-1 Prepayments.  On each Series 2019-1 Prepayment Date with respect to any Series 2019-1 Prepayment, the Series 2019-1 Prepayment Amount, the Series 2019-1 Class A-2 Make-Whole Prepayment Premium, if any, and any associated Series 2019-1 Class A-1 Breakage Amounts applicable to such Series 2019-1 Prepayment shall be due and payable.  The Master Issuer shall pay the Series 2019-1 Prepayment Amount together with the applicable Series 2019-1 Class A-2 Make-Whole Prepayment Premium, if any, and any associated Series 2019-1 Class A-1 Breakage Amounts applicable to such Series 2019-1 Prepayment by depositing such amounts in the applicable Indenture Trust Accounts in accordance with the Priority of Payments or the applicable Series 2019-1 Distribution Account pursuant to Section 3.06(f), in each case, on or prior to the related Series 2019-1 Prepayment Date to be distributed in accordance with Section 5.13 of the Base Indenture, Section 3.03, or Section 3.06(k), as applicable.

(i)            Prepayment Premium Not Payable.  For the avoidance of doubt, there is no Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium for any Tranche payable as a result of (i) the application of Indemnification Amounts or Insurance/Condemnation Proceeds allocated to the Series 2019-1 Class A‑2 Notes pursuant to priority (i) of the Priority of Payments, (ii) the payment of any Quarterly Scheduled Principal Amounts (including those paid, in part or in full, at the election of the Master Issuer on a Quarterly Payment Date with respect to which the Series 2019-1 Non‑Amortization Test has been satisfied) or Quarterly Scheduled Principal Deficiency Amounts and (iii) any prepayment on or after the Make‑Whole End Date for such Tranche.

(j)            Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds.  Any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds allocated to the Senior Notes Principal Payment Account in accordance with Section 5.12(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payment Account in accordance with Section 5.13(d) of the Base Indenture and deposited in the applicable Series 2019-1 Distribution Accounts and used to prepay first, if a Series 2019-1 Class A‑1 Notes Amortization Period is continuing, the Series 2019-1 Class A‑1 Notes (in accordance with the Class A‑1 Order of Distribution), second, the Series 2019-1 Class A‑2 Notes (to be allocated among the Tranches  ratably based on the Series 2019-1 Class A-2 Outstanding Principal Amount of each Tranche) and third, provided that clause first does not apply, the Series 2019-1 Class A‑1 Notes (in accordance with the Class A‑1 Order of Distribution), on the Quarterly Payment Date immediately succeeding such deposit.  In connection with any prepayment made with Indemnification Amounts or Insurance/Condemnation Proceeds pursuant to this Section 3.06(j), the Master Issuer shall not be obligated to pay any prepayment premium.  The Master Issuer shall, however, be obligated to pay any applicable Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium required to be paid pursuant to Section 3.06(e) of this Series Supplement in connection with any prepayment made with Asset Disposition Proceeds pursuant to this Section 3.06(j); provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium is not paid because insufficient funds are available to pay such Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium in accordance with the Priority of Payments.

(k)            Distributions of Series 2019-1 Class A‑2 Optional Prepayment.  On the Series 2019-1 Class A-2 Prepayment Date for a Series 2019-1 Class A-2 Prepayment to be made pursuant to Section 3.06(f) for a Tranche, the Trustee shall, in accordance with Section 6.01 of the Base Indenture (except that notwithstanding anything to the contrary therein, in the case of a prepayment to be made on a date that is not a Quarterly Payment Date, references to the distributions being made on a Quarterly Payment Date shall be deemed to be references to distributions made on such Series 2019-1 Class A-2 Prepayment Date and references to the Record Date shall be deemed to be references to the Prepayment Record Date) and based solely on either a written report which shall be provided by the Master Issuer to the Trustee or the applicable Quarterly Noteholders’ Report, as applicable, distribute to the Series 2019-1 Class A-2 Noteholders of record for such Tranche on the preceding Prepayment Record Date the amount deposited in the Series 2019-1 Class A-2 Distribution Account pursuant to Section 3.06(h) with respect to such Series 2019-1 Class A-2 Prepayment, in order to repay the applicable portion of the Series 2019-1 Class A-2 Outstanding Principal Amount of such Tranche.  All accrued and unpaid interest on the Series 2019-1 Class A-2 Outstanding Principal Amount prepaid and any related Series 2019-1 Class A-2 Make-Whole Prepayment Premium due to the Series 2019-1 Class A-2 Noteholders shall be payable on the immediately following Quarterly Payment Date in accordance with the Priority of Payments.

(l)            Series 2019-1 Notices of Final Payment.  The Master Issuer shall notify the Trustee, the Servicer and the Rating Agency on or before the Prepayment Record Date preceding the Series 2019-1 Prepayment Date that will be the Series 2019-1 Final Payment Date; provided, however, that with respect to any Series 2019-1 Final Payment that is made in connection with any mandatory or optional prepayment in full, the Master Issuer shall not be obligated to provide any additional notice to the Trustee or the Rating Agency of such Series 2019-1 Final Payment beyond the notice required to be given in connection with such prepayment pursuant to Section 3.06(g) of this Series Supplement.  The Trustee shall provide any written notice required under this Section 3.06(l) to each Person in whose name a Series 2019-1 Note is registered at the close of business on such Prepayment Record Date of the Series 2019-1 Prepayment Date that will be the Series 2019-1 Final Payment Date.  Such written notice to be sent to the Series 2019-1 Noteholders shall be made at the expense of the Master Issuer and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Master Issuer indicating that the Series 2019-1 Final Payment will be made and shall specify that such Series 2019-1 Final Payment will be payable only upon presentation and surrender of the Series 2019-1 Notes and shall specify the place where the Series 2019-1 Notes may be presented and surrendered for such Series 2019-1 Final Payment.

(m)            Tranche Defeasance.  The Master Issuer, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of a particular Tranche (the “Defeased Tranche”) as provided hereunder, may terminate all of its Obligations under the Indenture and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Defeased Tranche; provided that the conditions set forth under Section 12.01(c) (other than the conditions set forth under Section 12.01(c)(ii)) of the Base Indenture with respect to the Defeased Tranche have been satisfied; provided that no amounts in respect of the Class A-1 Notes or the other Tranche shall be required to be paid in accordance with Section 12.01(c)(i)(1) of the Base Indenture.

Section 3.07     Series 2019-1 Class A‑1 Distribution Account.

(a)            Establishment of Series 2019-1 Class A‑1 Distribution Account.  The Master Issuer has established with the Trustee the Series 2019-1 Class A‑1 Distribution Account in the name of the Trustee for the benefit of the Series 2019-1 Class A‑1 Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2019-1 Class A‑1 Noteholders.  The Series 2019-1 Class A‑1 Distribution Account shall be an Eligible Account.  Initially, the Series 2019-1 Class A‑1 Distribution Account will be established with the Trustee.

(b)            Series 2019-1 Class A‑1 Distribution Account Constitutes Additional Collateral for Series 2019-1 Class A‑1 Notes.  In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2019-1 Class A‑1 Notes, the Master Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2019-1 Class A‑1 Noteholders, all of the Master Issuer’s rights, title and interests in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2019-1 Class A‑1 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2019-1 Class A‑1 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2019-1 Class A‑1 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2019-1 Class A‑1 Distribution Account Collateral”).

(c)            Termination of Series 2019-1 Class A‑1 Distribution Account.  On or after the date on which (1) all accrued and unpaid interest on and principal of all Outstanding Series 2019-1 Class A‑1 Notes have been paid, (2) all Undrawn L/C Face Amounts have expired or have been cash collateralized in accordance with the terms of the Series 2019-1 Class A-1 Note Purchase Agreement (after giving effect to the provisions of Section 4.04 of the Series 2019-1 Class A-1 Note Purchase Agreement), (3) all fees and expenses and other amounts then due and payable under the Series 2019-1 Class A-1 Note Purchase Agreement have been paid and (4) all Series 2019-1 Class A‑1 Commitments have been terminated in full, the Trustee, acting in accordance with the written instructions of the Master Issuer (or the Manager on its behalf), shall withdraw from the Series 2019-1 Class A‑1 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments and all Liens with respect to Series 2019-1 Class A‑1 Distribution Account created in favor of the Trustee for the benefit of the Series 2019-1 Class A‑1 Noteholders under this Series Supplement shall be automatically released, and the Trustee, upon written request of the Master Issuer, at the written direction of the Control Party, shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at the Master Issuer’s expense to effect or evidence the release by the Trustee of the Series 2019-1 Class A‑1 Noteholders’ security interest in the Series 2019-1 Class A‑1 Distribution Account Collateral.

Section 3.08     Series 2019-1 Class A‑2 Distribution Account.

(a)            Establishment of Series 2019-1 Class A‑2 Distribution Account.  The Master Issuer has established with the Trustee the Series 2019-1 Class A‑2 Distribution Account in the name of the Trustee for the benefit of the Series 2019-1 Class A‑2 Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2019-1 Class A‑2 Noteholders.  The Series 2019-1 Class A‑2 Distribution Account shall be an Eligible Account.  Initially, the Series 2019-1 Class A‑2 Distribution Account will be established with the Trustee.

(b)            Series 2019-1 Class A‑2 Distribution Account Constitutes Additional Collateral for Series 2019-1 Class A‑2 Notes.  In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2019-1 Class A‑2 Notes, the Master Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2019-1 Class A‑2 Noteholders, all of the Master Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2019-1 Class A‑2 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2019-1 Class A‑2 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2019-1 Class A‑2 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2019-1 Class A‑2 Distribution Account Collateral”).

(c)            Termination of Series 2019-1 Class A‑2 Distribution Account.  On or after the date on which all accrued and unpaid interest on and principal of all Outstanding Series 2019-1 Class A‑2 Notes have been paid, the Trustee, acting in accordance with the written instructions of the Master Issuer (or the Manager on its behalf), shall withdraw from the Series 2019-1 Class A‑2 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments and all Liens with respect to Series 2019-1 Class A‑2 Distribution Account created in favor of the Trustee for the benefit of the Series 2019-1 Class A‑2 Noteholders under this Series Supplement shall be automatically released, and the Trustee, upon written request of the Master Issuer, at the written direction of the Control Party, shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at the Master Issuer’s expense to effect or evidence the release by the Trustee of the Series 2019-1 Class A‑2 Noteholders’ security interest in the Series 2019-1 Class A‑2 Distribution Account Collateral.

Section 3.09     Trustee as Securities Intermediary.  i)  The Trustee or other Person holding the Series 2019-1 Distribution Accounts shall be the “Series 2019-1 Securities Intermediary”.  If the Series 2019-1 Securities Intermediary in respect of any Series 2019-1 Distribution Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Series 2019-1 Securities Intermediary set forth in this Section 3.09.

(b)            The Series 2019-1 Securities Intermediary agrees that:

(i)            The Series 2019-1 Distribution Accounts are accounts to which Financial Assets will or may be credited;

(ii)            The Series 2019-1 Distribution Accounts are “securities accounts” within the meaning of Section 8‑501 of the New York UCC and the Series 2019-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8‑102(a) of the New York UCC;

(iii)            All securities or other property (other than cash) underlying any Financial Assets credited to any Series 2019-1 Distribution Account shall be registered in the name of the Series 2019-1 Securities Intermediary, indorsed to the Series 2019-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2019-1 Securities Intermediary, and in no case will any Financial Asset credited to any Series 2019-1 Distribution Account be registered in the name of the Master Issuer, payable to the order of the Master Issuer or specially indorsed to the Master Issuer;

(iv)            All property delivered to the Series 2019-1 Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2019-1 Distribution Account;

(v)            Each item of property (whether investment property, security, instrument or cash) credited to any Series 2019-1 Distribution Account shall be treated as a Financial Asset;

(vi)            If at any time the Series 2019-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2019-1 Distribution Accounts, the Series 2019-1 Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer, any other Securitization Entity or any other Person;

(vii)            The Series 2019-1 Distribution Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement.  For purposes of all applicable UCCs, the State of New York shall be deemed to the Series 2019-1 Securities Intermediary’s jurisdiction and the Series 2019-1 Distribution Accounts (as well as the “security entitlements” (as defined in Section 8‑102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York. The parties further agree that with respect to the Series 2019-1 Distribution Accounts the law applicable to all the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary shall be the law of the State of New York;

(viii)            The Series 2019-1 Securities Intermediary has not entered into, and until termination of this Series Supplement will not enter into, any agreement with any other Person relating to the Series 2019-1 Distribution Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8‑102(a)(8) of the New York UCC) of such other Person, and the Series 2019-1 Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Series 2019-1 Securities Intermediary to comply with entitlement orders as set forth in Section 3.09(b)(vi) of this Series Supplement; and

(ix)            Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2019-1 Distribution Accounts, neither the Series 2019-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, any Series 2019-1 Distribution Account or any Financial Asset credited thereto.  If the Series 2019-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2019-1 Distribution Account or any Financial Asset carried therein, the Series 2019-1 Securities Intermediary will promptly notify the Trustee, the Manager, the Servicer and the Master Issuer thereof.

(c)            At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2019-1 Distribution Accounts and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2019-1 Distribution Accounts; provided, however, that at all other times the Master Issuer shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2019-1 Distribution Accounts.

Section 3.10     Manager.  Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer.  The Series 2019-1 Noteholders by their acceptance of the Series 2019-1 Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer.  Any such reports and notices that are required to be delivered to the Series 2019-1 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.03 of the Base Indenture.

Section 3.11     Replacement of Ineligible Accounts.  If, at any time, either of the Series 2019-1 Class A‑1 Distribution Account or the Series 2019-1 Class A‑2 Distribution Account shall cease to be an Eligible Account (each, a “Series 2019-1 Ineligible Account”), the Master Issuer shall (i) within five (5) Business Days of obtaining Actual Knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining Actual Knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Series 2019-1 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Series 2019-1 Distribution Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2019-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Series 2019-1 Class A-1 Noteholders or the Series 2019-1 Class A-2 Noteholders, as applicable, and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee.

FORM OF SERIES 2019-1 NOTES

Section 4.01    Issuance of Series 2019-1 Class A‑1 Notes(a)    .  (a) The Series 2019-1 Class A‑1 Advance Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A‑1-1 hereto, and will be issued to the Series 2019-1 Class A‑1 Noteholders (other than the Series 2019-1 Class A‑1 Subfacility Noteholders) pursuant to and in accordance with this Series Supplement and the Series 2019-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Master Issuer and authenticated by the Trustee in the manner set forth in Section 2.04 of the Base Indenture.  Other than in accordance with this Series Supplement and the Series 2019-1 Class A-1 Note Purchase Agreement, the Series 2019-1 Class A‑1 Advance Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by such Series 2019-1 Class A‑1 Noteholders.  The Series 2019-1 Class A‑1 Advance Notes shall bear a face amount equal in the aggregate to up to the Series 2019-1 Class A‑1 Notes Maximum Principal Amount as of the Series 2019-1 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2019-1 Class A‑1 Initial Advance Principal Amount pursuant to Section 2.01(a) of this Series Supplement.  The Trustee shall record any Increases or Decreases with respect to the Series 2019-1 Class A‑1 Outstanding Principal Amount such that, subject to Section 4.01(d) of this Series Supplement, the principal amount of the Series 2019-1 Class A‑1 Advance Notes that are Outstanding accurately reflects all such Increases and Decreases.  The Series 2019-1 Class A-1 Swingline Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-2 hereto, and will be issued to the Swingline Lender pursuant to and in accordance with this Series Supplement and the Series 2019-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Master Issuer and authenticated by the Trustee in the manner set forth in Section 2.04 of the Base Indenture.  Other than in accordance with this Series Supplement and the Series 2019-1 Class A-1 Note Purchase Agreement, the Series 2019-1 Class A-1 Swingline Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Swingline Lender.  The Series 2019-1 Class A-1 Swingline Note shall bear a face amount equal in the aggregate to up to the Swingline Commitment as of the Series 2019-1 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2019-1 Class A-1 Initial Swingline Principal Amount pursuant to Section 2.01(b)(i) of this Series Supplement.  The Trustee shall record any Subfacility Increases or Subfacility Decreases with respect to the Swingline Loans such that, subject to Section 4.01(d) of this Series Supplement, the aggregate principal amount of the Series 2019-1 Class A-1 Swingline Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases.

(b)            The Series 2019-1 Class A‑1 L/C Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-3 hereto, and will be issued to the L/C Provider pursuant to and in accordance with this Series Supplement and the Series 2019-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Master Issuer and authenticated by the Trustee in the manner set forth in Section 2.04 of the Base Indenture.  Other than in accordance with this Series Supplement and the Series 2019-1 Class A-1 Note Purchase Agreement, the Series 2019-1 Class A‑1 L/C Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the L/C Provider.  The Series 2019-1 Class A-1 L/C Notes shall bear a face amount equal in the aggregate to up to the L/C Commitment as of the Series 2019-1 Closing Date, and shall be initially issued in an aggregate amount equal to the Series 2019-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount pursuant to Section 2.01(b)(ii) of this Series Supplement.  The Trustee shall record any Subfacility Increases or Subfacility Decreases with respect to the Undrawn L/C Face Amounts of Unreimbursed L/C Drawings, as applicable, such that, subject to Section 4.01(d) of this Series Supplement, the aggregate amount of the Series 2019-1 Class A-1 L/C Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases.  All Undrawn L/C Face Amounts shall be deemed to be “principal” outstanding under the Series 2019-1 Class A-1 L/C Note for all purposes of the Indenture and the other Related Documents other than for purposes of accrual of interest.

(c)            For the avoidance of doubt, notwithstanding that the aggregate face amount of the Series 2019-1 Class A‑1 Notes will exceed the Series 2019-1 Class A‑1 Notes Maximum Principal Amount, at no time will the principal amount actually outstanding of the Series 2019-1 Class A‑1 Advance Notes, the Series 2019-1 Class A-1 Swingline Notes and the Series 2019-1 Class A-1 L/C Notes in the aggregate exceed the Series 2019-1 Class A‑1 Notes Maximum Principal Amount.

(d)            The Series 2019-1 Class A‑1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officers executing such Series 2019-1 Class A‑1 Notes, as evidenced by their execution of the Series 2019-1 Class A‑1 Notes.  The Series 2019-1 Class A‑1 Notes may be produced in any manner, all as determined by the Authorized Officers executing such Series 2019-1 Class A‑1 Notes, as evidenced by their execution of such Series 2019-1 Class A‑1 Notes.  The initial sale of the Series 2019-1 Class A‑1 Notes is limited to Persons who have executed the Series 2019-1 Class A-1 Note Purchase Agreement.  The Series 2019-1 Class A‑1 Notes may be resold only to the Master Issuer and its Affiliates and Persons who are not Competitors (except that Series 2019-1 Class A-1 Notes may be resold to Persons who are Competitors with the written consent of the Master Issuer) in compliance with the terms of the Series 2019-1 Class A-1 Note Purchase Agreement.

Section 4.02     Issuance of Series 2019-1 Class A‑2 Notes.  The Series 2019-1 Class A-2 Notes in the aggregate may be offered and sold in the Series 2019-1 Class A-2 Initial Principal Amount on the Series 2019-1 Closing Date by the Master Issuer pursuant to the Series 2019-1 Class A-2 Note Purchase Agreement.  The Series 2019-1 Class A-2 Notes will be resold initially only to (A) the Master Issuer or an Affiliate of the Master Issuer, (B) in the United States, to Persons who are QIBs in reliance on Rule 144A and who are not Competitors and (C) outside the United States, to Persons who are not a U.S. person (as defined in Regulation S, a “U.S. Person”) in reliance on Regulation S and who are not Competitors.  The Series 2019-1 Class A-2 Notes may thereafter be transferred in reliance on Rule 144A and/or Regulation S and in accordance with the procedure described herein.  The Series 2019-1 Class A-2 Notes will be Book-Entry Notes and DTC will be the Depository for the Series 2019-1 Class A-2 Notes.  The Applicable Procedures shall apply to transfers of beneficial interests in the Series 2019-1 Class A-2 Notes.  The Series 2019-1 Class A-2 Notes shall be issued in minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof.

(a)            Rule 144A Global Notes.  The Series 2019-1 Class A-2 Notes offered and sold in their initial resale in reliance upon Rule 144A will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-2-1, Exhibit A-2-2 and Exhibit A-2-3, as applicable, hereto, registered in the name of Cede & Co. (“Cede”), as nominee of DTC, and deposited with the Trustee, as custodian for DTC (collectively, for purposes of this Section 4.02 and Section 4.04, the “Rule 144A Global Notes”).  The aggregate initial principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of the corresponding class of Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, as hereinafter provided.

(b)            Temporary Regulation S Global Notes and Permanent Regulation S Global Notes.  Any Series 2019-1 Class A-2 Notes offered and sold on the Series 2019-1 Closing Date in reliance upon Regulation S will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-2-4, Exhibit A-2-5 and Exhibit A-2-6, as applicable, hereto, registered in the name of Cede, as nominee of DTC, and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear or Clearstream.  Until such time as the Restricted Period shall have terminated with respect to any Series 2019-1 Class A-2 Note, such Series 2019-1 Class A-2 Notes shall be referred to herein collectively, for purposes of this Section 4.02 and Section 4.04, as the “Temporary Regulation S Global Notes”.  After such time as the Restricted Period shall have terminated, the Temporary Regulation S Global Notes shall be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons, substantially in the form set forth in Exhibit A-2-7, Exhibit A-2-8 and Exhibit A-2-9, as applicable, hereto, as hereinafter provided (collectively, for purposes of this Section 4.02 and Section 4.04, the “Permanent Regulation S Global Notes”).  The aggregate principal amount of the Temporary Regulation S Global Notes or the Permanent Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase of aggregate principal amount of the corresponding Rule 144A Global Notes, as hereinafter provided.

(c)            Definitive Notes.  The Series 2019-1 Global Notes shall be exchangeable in their entirety for one or more definitive notes in registered form, without interest coupons (collectively, for purposes of this Section 4.02 and Section 4.04 of this Series Supplement, the “Definitive Notes”) pursuant to Section 2.13 of the Base Indenture and this Section 4.02(c) in accordance with their terms and, upon complete exchange thereof, such Series 2019-1 Global Notes shall be surrendered for cancellation at the applicable Corporate Trust Office.

Section 4.03     Transfer Restrictions of Series 2019-1 Class A‑1 Notes(a)    .  i)  Subject to the terms of the Indenture and the Series 2019-1 Class A-1 Note Purchase Agreement, the holder of any Series 2019-1 Class A‑1 Advance Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2019-1 Class A‑1 Advance Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Master Issuer and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by a certificate substantially in the form of Exhibit B‑1 hereto; provided that if the holder of any Series 2019-1 Class A‑1 Advance Note transfers, in whole or in part, its interest in any Series 2019-1 Class A‑1 Advance Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2019-1 Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2019-1 Class A-1 Note Purchase Agreement, then such Series 2019-1 Class A‑1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B‑1 hereto upon transfer of its interest in such Series 2019-1 Class A‑1 Advance Note.  In exchange for any Series 2019-1 Class A‑1 Advance Note properly presented for transfer, the Master Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2019-1 Class A‑1 Advance Notes for the same aggregate principal amount as was transferred.  In the case of the transfer of any Series 2019-1 Class A‑1 Advance Note in part, the Master Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2019-1 Class A‑1 Notes for the aggregate principal amount that was not transferred.  No transfer of any Series 2019-1 Class A‑1 Advance Note shall be made unless the request for such transfer is made by the Series 2019-1 Class A‑1 Noteholder at such office.  Neither the Master Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of transferred Series 2019-1 Class A‑1 Advance Notes, the Trustee shall recognize the holders of such Series 2019-1 Class A‑1 Advance Note as Series 2019-1 Class A‑1 Noteholders.

(b)            Subject to the terms of the Indenture and the Series 2019-1 Class A-1 Note Purchase Agreement, the Swingline Lender may transfer the Series 2019-1 Class A-1 Swingline Notes in whole but not in part by surrendering such Series 2019-1 Class A-1 Swingline Notes at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Master Issuer and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.17(d) of the Series 2019-1 Class A-1 Note Purchase Agreement.  In exchange for any Series 2019-1 Class A-1 Swingline Note properly presented for transfer, the Master Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Series 2019-1 Class A-1 Swingline Note for the same aggregate principal amount as was transferred.  No transfer of any Series 2019-1 Class A-1 Swingline Note shall be made unless the request for such transfer is made by the Swingline Lender at such office.  Neither the Master Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of any transferred Series 2019-1 Class A-1 Swingline Note, the Trustee shall recognize the holder of such Series 2019-1 Class A-1 Swingline Note as a Series 2019-1 Class A-1 Noteholder.

(c)            Subject to the terms of the Indenture and the Series 2019-1 Class A-1 Note Purchase Agreement, the L/C Provider may transfer any Series 2019-1 Class A‑1 L/C Note in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2019-1 Class A‑1 L/C Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Master Issuer and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.17(a) of the Series 2019-1 Class A-1 Note Purchase Agreement.  In exchange for any Series 2019-1 Class A‑1 L/C Note properly presented for transfer, the Master Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2019-1 Class A‑1 L/C Notes for the same aggregate principal amount as was transferred.  In the case of the transfer of any Series 2019-1 Class A‑1 L/C Note in part, the Master Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of transferor) to such address as the transferor may request, Series 2019-1 Class A‑1 L/C Notes for the aggregate principal amount that was not transferred.  No transfer of any Series 2019-1 Class A‑1 L/C Note shall be made unless the request for such transfer is made by the L/C Provider at such office.  Neither the Master Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of any transferred Series 2019-1 Class A‑1 L/C Note, the Trustee shall recognize the holder of such Series 2019-1 Class A‑1 L/C Note as a Series 2019-1 Class A‑1 Noteholder.

(d)            Each Series 2019-1 Class A‑1 Note shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2019-1 CLASS A-1 NOTE (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND JACK IN THE BOX FUNDING, LLC (THE “MASTER ISSUER”) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE) (UNLESS THE MASTER ISSUER GIVES WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE, OR OTHER TRANSFER), AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF JULY 8, 2019 BY AND AMONG THE MASTER ISSUER, JACK IN THE BOX INC., AS THE MANAGER, THE GUARANTORS, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS, THE FUNDING AGENTS AND COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, AS L/C PROVIDER, SWINGLINE LENDER AND ADMINISTRATIVE AGENT.

The required legend set forth above shall not be removed from the Series 2019-1 Class A‑1 Notes except as provided herein.

Section 4.04     Transfer Restrictions of Series 2019-1 Class A‑2 Notes.  i)  A Series 2019-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered; provided, however, that this Section 4.04(a) shall not prohibit any transfer of a Series 2019-1 Class A‑2 Note that is issued in exchange for a Series 2019-1 Global Note in accordance with Section 2.08 of the Base Indenture and shall not prohibit any transfer of a beneficial interest in a Series 2019-1 Global Note effected in accordance with the other provisions of this Section 4.04.

(b)            The transfer by a Series 2019-1 Note Owner holding a beneficial interest in a Series 2019-1 Class A‑2 Note in the form of a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and not a Competitor, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Master Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c)            If a Series 2019-1 Note Owner holding a beneficial interest in a Series 2019-1 Class A‑2 Note in the form of a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Temporary Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.04(c).  Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Temporary Regulation S Global Note, in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit B‑2 hereto given by the Series 2019-1 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of the Rule 144A Global Note, and to increase the principal amount of the Temporary Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Temporary Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.

(d)            If a Series 2019-1 Note Owner holding a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Permanent Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.04(d).  Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Permanent Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit B‑3 hereto given by the Series 2019-1 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Rule 144A Global Note, and to increase the principal amount of the Permanent Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Permanent Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.

(e)            If a Series 2019-1 Note Owner holding a beneficial interest in a Temporary Regulation S Global Note or a Permanent Regulation S Global Note wishes at any time to exchange its interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.04(e).  Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Rule 144A Global Note in a principal amount equal to that of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) with respect to a transfer of a beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, a certificate in substantially the form set forth in Exhibit B‑4 hereto given by such Series 2019-1 Note Owner holding such beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, and to increase the principal amount of the Rule 144A Global Note, by the principal amount of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Rule 144A Global Note having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, was reduced upon such exchange or transfer.

(f)            In the event that a Series 2019-1 Global Note or any portion thereof is exchanged for Series 2019-1 Class A‑2 Notes other than Series 2019-1 Global Notes, such other Series 2019-1 Class A‑2 Notes may in turn be exchanged (upon transfer or otherwise) for Series 2019-1 Class A‑2 Notes that are not Series 2019-1 Global Notes or for a beneficial interest in a Series 2019-1 Global Note (if any is then outstanding) only in accordance with such procedures as may be adopted from time to time by the Master Issuer and the Registrar, which shall be substantially consistent with the provisions of Section 4.04(a) through Section 4.04(e) and Section 4.04(g) of this Series Supplement (including the certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Series 2019-1 Global Note comply with Rule 144A or Regulation S, as the case may be) and any Applicable Procedures.

(g)            Until the termination of the Restricted Period with respect to any Series 2019-1 Class A‑2 Note, interests in the Regulation S Global Notes representing such Series 2019-1 Class A‑2 Note may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided that this Section 4.04(g) shall not prohibit any transfer in accordance with Section 4.04(e) of this Series Supplement.  After the expiration of the applicable Restricted Period, interests in the Permanent Regulation S Global Notes may be transferred without requiring any certifications other than those set forth in this Section 4.04.

(h)            The Rule 144A Global Notes, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2019-1 CLASS A-2 NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND JACK IN THE BOX FUNDING, LLC (THE “MASTER ISSUER”) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).  THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE MASTER ISSUER OR AN AFFILIATE THEREOF, (B) IN THE UNITED STATES, TO A PERSON WHO IS NOT A COMPETITOR AND WHO IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT (“RULE 144A”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION OR (C) OUTSIDE THE UNITED STATES, TO A PERSON WHO IS NOT A COMPETITOR AND IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE 1933 ACT (“REGULATION S”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION, NONE OF WHICH ARE A U.S. PERSON, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (IF NOT THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER) REPRESENTS THAT IT IS NOT A COMPETITOR AND (A) IT IS EITHER (X) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A OR (Y) NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, AS APPLICABLE, (B) IT IS ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PERSON WHICH IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER OR (Y) NOT A U.S. PERSON, AND IN EACH CASE WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, (C) IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING WILL HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATION OF NOTES, (D) IT UNDERSTANDS THAT THE MASTER ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND (E) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

EACH PERSON (IF NOT THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER) TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.  EACH PERSON TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A GLOBAL NOTE WILL BE REQUIRED TO DELIVER THE APPLICABLE TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO ANY PERSON CAUSING SUCH VIOLATION, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE MASTER ISSUER, THE TRUSTEE OR ANY INTERMEDIARY.

[IF THE HOLDER OF THIS NOTE IS DETERMINED TO BE A COMPETITOR OR NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ACQUISITION OF THIS NOTE, THE MASTER ISSUER HAS THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER WHO IS A QUALIFIED INSTITUTIONAL BUYER AND NOT A COMPETITOR.  THE MASTER ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER OR WHO IS A COMPETITOR.]1

[IF THE HOLDER OF THIS NOTE IS DETERMINED TO BE A COMPETITOR OR HAVE BEEN A “U.S. PERSON” AT THE TIME OF ACQUISITION OF THIS NOTE, THE MASTER ISSUER HAS THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER WHO IS NOT A “U.S. PERSON” AND WHO IS NOT A COMPETITOR.  THE MASTER ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON WHO IS A “U.S. PERSON” OR WHO IS A COMPETITOR.]2

BY ACCEPTING THIS NOTE, EACH PURCHASER COVENANTS THAT IT WILL NOT AT ANY TIME PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE LATEST MATURING NOTE, INSTITUTE AGAINST, OR JOIN WITH ANY OTHER PERSON IN INSTITUTING AGAINST, ANY SECURITIZATION ENTITY ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS, UNDER ANY FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

(i)            The Series 2019-1 Class A‑2 Notes Temporary Regulation S Global Notes shall also bear the following legend:

UNTIL FORTY (40) DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS.  THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS EITHER NOT A “U.S. PERSON” OR THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE 1933 ACT AND AGREES FOR THE BENEFIT OF THE MASTER ISSUER THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER AND IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE 1933 ACT.

(j)            The Series 2019-1 Global Notes issued in connection with the Series 2019-1 Class A‑2 Notes shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE MASTER ISSUER OR THE NOTE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

1 Applicable to 144A Notes only.

2 Applicable to Reg S Notes only.

(k)            The required legends set forth above shall not be removed from the applicable Series 2019-1 Class A‑2 Notes except as provided herein.  The legend required for a Rule 144A Global Note may be removed from such Rule 144A Global Note if there is delivered to the Master Issuer and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Master Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Rule 144A Global Note will not violate the registration requirements of the 1933 Act.  Upon provision of such satisfactory evidence, the Trustee at the direction of the Master Issuer (or the Manager on its behalf), shall authenticate and deliver in exchange for such Rule 144A Global Note a Series 2019-1 Class A‑2 Note or Series 2019-1 Class A‑2 Notes having an equal aggregate principal amount that does not bear such legend.  If such a legend required for a Rule 144A Global Note has been removed from a Series 2019-1 Class A‑2 Note as provided above, no other Series 2019-1 Class A‑2 Note issued in exchange for all or any part of such Series 2019-1 Class A‑2 Note shall bear such legend, unless the Master Issuer has reasonable cause to believe that such other Series 2019-1 Class A‑2 Note is a “restricted security” within the meaning of Rule 144 under the 1933 Act and instructs the Trustee to cause a legend to appear thereon.

Section 4.05      Note Owner Representations and Warranties.  Each Person who becomes a Note Owner of a beneficial interest in a Series 2019-1 Note pursuant to the Offering Memorandum will be deemed to represent, warrant and agree on the date such Person acquires any interest in any Series 2019-1 Note as follows: (a)With respect to any sale of Series 2019-1 Notes pursuant to Rule 144A, it is a QIB pursuant to Rule 144A, and is aware that any sale of Series 2019-1 Notes to it will be made in reliance on Rule 144A.  Its acquisition of Series 2019-1 Notes in any such sale will be for its own account or for the account of another QIB.

(b)            With respect to any sale of Series 2019-1 Notes pursuant to Regulation S, at the time the buy order for such Series 2019-1 Notes was originated, it was outside the United States and the offer was made to a Person who is not a U.S. Person, and was not purchasing for the account or benefit of a U.S. Person.

(c)            It will, and each account for which it is purchasing will, hold and transfer at least the minimum denomination of Series 2019-1 Notes.

(d)            It understands that the Master Issuer, the Manager and the Servicer may receive a list of participants holding positions in the Series 2019-1 Notes from one or more book‑entry depositories.

(e)            It understands that the Manager, the Master Issuer and the Servicer may receive (i) a list of Note Owners that have requested access to the Trustee’s password‑protected website or that have voluntarily registered as a Note Owner with the Trustee, (ii) copies of Noteholder confirmations of representations and warranties executed to obtain access to the Trustee’s password‑protected website and (iii) copies of prospective investor confirmations of representations and warranties executed to obtain access to the Noteholder Materials.

(f)            It will provide to each person to whom it transfers Series 2019-1 Notes notices of any restrictions on transfer of such Series 2019-1 Notes.

(g)            It understands that (i) the Series 2019-1 Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the 1933 Act, (ii) the Series 2019-1 Notes have not been registered under the 1933 Act, (iii) such Series 2019-1 Notes may be offered, resold, pledged or otherwise transferred only (A) to the Master Issuer or an Affiliate of the Master Issuer, (B) in the United States to a Person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A and who is not a Competitor, (C) outside the United States to a Person who is not a U.S. Person in a transaction meeting the requirements of Regulation S and who is not a Competitor and (iv) the purchaser will, and each subsequent holder of a Series 2019-1 Note is required to, notify any subsequent purchaser of a Series 2019-1 Note of the resale restrictions set forth in clause (iii) above.

(h)            It understands that the certificates evidencing the Rule 144A Global Notes will bear legends substantially similar to those set forth in Section 4.04(h) of this Series Supplement.

(i)            It understands that the certificates evidencing the Temporary Regulation S Global Notes will bear legends substantially similar to those set forth in Section 4.04(i) of this Series Supplement.

(j)            It understands that the certificates evidencing the Permanent Regulation S Global Notes will bear legends substantially similar to those set forth in Section 4.04(j) of this Series Supplement.

(k)            Either (i) the purchaser or transferee is neither a Plan (including, without limitation, any entity whose underlying assets include “plan assets” by reason of a Plan’s investment in the entity or otherwise), nor a governmental, church, non-U.S. or other plan which is subject to any  federal, state, local or non-U.S. law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) the purchaser’s or transferee’s acquisition, holding and disposition of the Series 2019-1 Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any similar law).

(l)            If such purchaser or transferee is a Plan, it understands that it shall be deemed to represent, warrant and agree that (i) none of the Master Issuer, Guarantor, the Initial Purchasers or other party to the securitization transaction or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the Series 2019-1 Notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of the Series 2019-1 Notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Series 2019-1 Notes.

(m)            It understands that any subsequent transfer of the Series 2019-1 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Series 2019-1 Notes or any interest therein except in compliance with, such restrictions and conditions and the 1933 Act.

(n)            It is not a Competitor.

Section 4.06     Limitation on Liability.  None of the Master Issuer, Jack in the Box Inc., the Trustee, the Servicer, the Initial Purchasers, any Paying Agent, or any of their respective Affiliates shall have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Rule l44A Global Note or a Regulation S Global Note.  None of the Master Issuer, Jack in the Box Inc., the Trustee, the Servicer, the Initial Purchasers, any Paying Agent or their respective Affiliates shall have any responsibility or liability with respect to any records maintained by the Noteholder with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.

ARTICLE V

GENERAL

Section 5.01     Information.  On or before each Quarterly Payment Date, the Master Issuer shall furnish, or cause to be furnished, a Quarterly Noteholders’ Report with respect to the Series 2019-1 Notes to the Trustee, substantially in the form of Exhibit C hereto, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(a)            the total amount available to be distributed to Series 2019-1 Noteholders on such Quarterly Payment Date and payment instructions with respect thereto;

(b)            the amount of such distribution allocable to the payment of interest on each Class and Tranche of the Series 2019-1 Notes;

(c)            the amount of such distribution allocable to the payment of principal of each Class and Tranche of the Series 2019-1 Notes;

(d)            the amount of such distribution allocable to the payment of any Series 2019-1 Class A‑2 Make‑Whole Prepayment Premium, if any, on each Tranche;

(e)            the amount of such distribution allocable to the payment of any fees or other amounts due to the Series 2019-1 Class A‑1 Noteholders;

(f)            whether, to the Actual Knowledge of the Master Issuer, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event, Manager Termination Event or Servicer Termination Event has occurred as of the related Quarterly Calculation Date or any Cash Trapping Period is in effect, as of such Quarterly Calculation Date;

(g)            the DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

(h)            the number of Securitized Franchised Restaurants and Securitized Company Restaurants that are open for business as of the last day of the preceding Quarterly Collection Period;

(i)            the amount of Systemwide Sales as of the related Quarterly Calculation Date; and

(j)            the amount on deposit in the Senior Notes Interest Reserve Account (and the availability under any Interest Reserve Letter of Credit relating to the Senior Notes)  and the amount on deposit in the Cash Trap Reserve Account, if any, in each case as of the close of business on the last Business Day of the preceding Quarterly Collection Period;

Any Series 2019-1 Noteholder may obtain copies of each Quarterly Noteholders’ Report in accordance with the procedures set forth in Section 4.04 of the Base Indenture.

Section 5.02     Exhibits.  The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.03     Ratification of Base Indenture.  As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 5.04     Certain Notices to the Rating Agency.  The Master Issuer shall provide to the Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Related Document.

Section 5.05     Prior Notice by Trustee to the Controlling Class Representative and Control Party.  Subject to Section 10.01 of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.04(e) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 5.06     Counterparts.  This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.07     Governing Law.  THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Section 5.08     Amendments.  This Series Supplement may not be modified or amended except (i) with the written consent of the parties hereto and (ii) in accordance with the additional requirements set forth in Article XIII of the Base Indenture.

Section 5.09     Termination of Series Supplement.  This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2019-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2019-1 Notes that have been replaced or paid) to the Trustee for cancellation and all Letters of Credit have expired, have been cash collateralized in full pursuant to the terms of the Series 2019-1 Class A‑1 Note Purchase Agreement or are deemed to no longer be outstanding in accordance with Section 4.04 of the Series 2019-1 Class A‑1 Note Purchase Agreement, (ii) all fees and expenses and other amounts under the Series 2019-1 Class A‑1 Note Purchase Agreement have been paid in full and all Series 2019-1 Class A‑1 Commitments have been terminated, (iii) the Master Issuer has paid all sums payable hereunder and, without duplication (iv) the conditions set forth in Section 12.01(c) of the Base Indenture have been satisfied with respect to the Series 2019-1 Notes; provided that any provisions of this Series Supplement required for the Series 2019-1 Final Payment to be made shall survive until the Series 2019-1 Final Payment is paid to the Series 2019-1 Noteholders.

Section 5.10     Entire Agreement.  This Series Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 5.11     1934 Act.  The Master Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, that payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the 1934 Act.

Section 5.12     Notices.  All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent according to Section 14.01 of the Base Indenture.  In addition, any notice or communication to the Rating Agency shall be sent to the following addresses:

If to S&P:

S&P Global Ratings
55 Water Street
42nd Floor
New York, NY 10041-0003
Attention: ABS Surveillance Group – New Assets
E-mail: Servicer_Reports@standardandpoors.com

If to KBRA:

Kroll Bond Rating Agency, Inc.
845 Third Avenue, Fourth Floor
New York, NY 10022
Attention: ABS Surveillance Group
E-mail: abssurveillance@kbra.com

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Master Issuer, the Trustee and the Series 2019-1 Securities Intermediary has caused this Series Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

JACK IN THE BOX FUNDING, LLC,
a Delaware limited liability company, as Master Issuer

By:	/s/ Michael J. Snider
Name: Michael J. Snider
Title: Assistant Secretary

Signature Page to Series 2019-1 Supplement

CITIBANK, N.A., not in its individual capacity but
solely as Trustee and as Series 2019-1 Securities Intermediary

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Senior Trust Officer

Signature Page to Series 2019-1 Supplement

ANNEX A

SERIES 2019-1

SUPPLEMENTAL DEFINITIONS LIST

“Administrative Agent” has the meaning set forth in the preamble to the Series 2019-1 Class A-1 Note Purchase Agreement.  For purposes of the Base Indenture, the Administrative Agent shall be deemed to be a “Class A-1 Administrative Agent”.

“Administrative Agent Fees” has the meaning set forth in the Series 2019-1 Class A-1 VFN Fee Letter.

“Advance Request” has the meaning set forth in Section 7.03(d) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Agent Members” means members of, or participants in, DTC, or a nominee thereof.

“Application” means an application, in such form as the applicable L/C Issuing Bank may specify from time to time, requesting such L/C Issuing Bank to issue a Letter of Credit.

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Base Rate” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Base Rate Advance” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Breakage Amount” has the meaning set forth in Section 3.06(c) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Cede” has the meaning set forth in Section 4.02(a) of the Series 2019-1 Supplement.

“Class A-1 Accrued Quarterly Commitment Fee Shortfall” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Class A‑1 Notes Commitment Fees Account with respect to the Series 2019-1 Class A-1 Notes on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the aggregate Class A-1 Notes Accrued Quarterly Commitment Fee Amounts for all such preceding Weekly Allocation Dates.

“Class A-1 Amendment Expenses” means “Amendment Expenses” as defined in, and payable pursuant to, Section 9.05(a)(ii) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Class A-1 Daily Interest Amount” means, for any day during any Interest Accrual Period, the sum of the following amounts:

(a)            with respect to any Eurodollar Advance outstanding on such day, the result of (i) the product of (x) the Eurodollar Rate in effect for such Interest Accrual Period and (y) the principal amount of such Series 2019-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(b)            with respect to any Base Rate Advance outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Series 2019-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 365 (or 366, as applicable); plus

(c)            with respect to any CP Advance outstanding on such day, the result of (i) the product of (x) the CP Rate in effect for such Interest Accrual Period and (y) the principal amount of such Series 2019-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(d)            with respect to any Swingline Loans or Unreimbursed L/C Drawings outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Series 2019-1 Class A-1 Swingline Loans and Unreimbursed L/C Drawings outstanding as of the close of business on such day divided by (ii) 365 (or 366, as applicable); plus

(e)            with respect to any Undrawn L/C Face Amounts outstanding on such day, the L/C Quarterly Fees that accrue thereon for such day.

“Class A-1 Estimated Quarterly Commitment Fee” means, with respect to any Interest Accrual Period, an amount equal to the sum of (a) the product of (i) the Estimated Daily Commitment Fees Amount for such Interest Accrual Period and (ii) the number of days in such Interest Accrual Period, and (b) the amount of any Series 2019-1 Class A-1 Quarterly Commitment Fees Shortfall Amount for the immediately preceding Interest Accrual Period together with additional interest thereon as set forth in Section 3.04(a).

“Class A-1 Estimated Quarterly Interest” means, with respect to each Interest Accrual Period, an amount equal to the sum of (a) the product of (i) the Estimated Class A-1 Daily Interest Amount for such Interest Accrual Period and (ii) the number of days in such Interest Accrual Period, and (b) the amount of any Class A-1 Quarterly Interest Shortfall Amount for the immediately preceding Interest Accrual Period, together with additional interest thereon as set forth in Section 3.04(a).

“Class A-1 Extension Fees” means the fees payable pursuant to the Series 2019-1 Class A-1 VFN Fee Letter in connection with the extension of a Commitment Termination Date.

“Class A-1 Final Interest Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Class A-1 Daily Interest Amounts for each day in such Interest Accrual Period minus (b) the aggregate amount allocated pursuant to clauses (i) - (iii) of the defined term “Senior Notes Accrued Quarterly Interest Amount (Class A-1)” in respect of such Interest Accrual Period.  For purposes of the Base Indenture, the Class A-1 Final Interest Adjustment Amount for any Interest Accrual Period shall be deemed to be a “Class A‑1 Interest Adjustment Amount” for such Interest Accrual Period.

“Class A-1 Notes Accrued Quarterly Commitment Fee Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period (or to the extent necessary to cover any Commitment Fee Final Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Collection Period, as provided for in clause (c) below) an amount equal to the sum of:

(a)      the sum of (A) the product of (1) the Weekly Allocation Percentage and (2) the Class A-1 Estimated Quarterly Commitment Fee for such Interest Accrual Period and (B) the Class A-1 Accrued Quarterly Commitment Fee Shortfall for such Weekly Allocation Date, until such Class A-1 Estimated Quarterly Commitment Fee, net of any allocated but unpaid negative Commitment Fee Final Adjustment Amount with respect to a prior Interest Accrual Period, shall have been allocated in full;

(b)      if such Weekly Allocation Date is on or prior to the second to last Weekly Allocation Date in such Quarterly Collection Period, the Commitment Fee Weekly Adjustment Amount, if positive, with respect to such Interest Accrual Period (without duplication of clause (a)); and

(c)      if such Weekly Allocation Date is the last Weekly Allocation Date in the Interest Accrual Period ending in such Quarterly Collection Period, the Commitment Fee Final Adjustment Amount, if positive, with respect to such Interest Accrual Period.

For purposes of the Base Indenture, the Class A-1 Notes Accrued Quarterly Commitment Fee Amount shall be deemed to be the “Class A-1 Notes Accrued Quarterly Commitment Fee Amount”.

“Class A-1 Order of Distribution” shall mean the priorities of distribution set forth in in Section 4.02(a) and (b) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Class A-1 Weekly Interest Adjustment Amount” means, with respect to any Interest Accrual Period, as of any date of determination prior to the ending of such Interest Accrual Period, the result (if positive) of (a) the expected aggregate of the Class A-1 Daily Interest Amounts for each day in such Interest Accrual Period as of such date of determination, as determined by the Manager in accordance with the Managing Standard minus (b) the aggregate amount allocated pursuant to clauses (i) - (iii) of the defined term “Senior Notes Accrued Quarterly Interest Amount (Class A-1)” in respect of such Interest Accrual Period.

“Class A-2 Accrued Quarterly Scheduled Principal Amount” means, for each Weekly Allocation Date during any Quarterly Collection Period, an amount equal to the sum of (i) the product of (1) the applicable Weekly Allocation Percentage and (2) the Quarterly Scheduled Principal Amount for the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Class A-2 Accrued Quarterly Scheduled Principal Shortfall Amount for such Weekly Allocation Date, until such Quarterly Scheduled Principal Amount shall have been allocated (or prefunded with respect to the first Quarterly Collection Period) in full.  For purposes of the Base Indenture, the Class A-2 Accrued Quarterly Scheduled Principal Amount shall be deemed to be a “Senior Notes Accrued Quarterly Scheduled Principal Amount”.

“Class A-2 Accrued Quarterly Scheduled Principal Shortfall Amount” means, (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payment Account with respect to Class A-2 Accrued Quarterly Scheduled Principal Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Class A-2 Accrued Quarterly Scheduled Principal Amount for such immediately preceding Weekly Allocation Date.

“Class A-2 Quarterly Interest” means, with respect to any Interest Accrual Period, an amount equal to the sum of (i) the accrued interest at the Series 2019-1 Class A-2 Note Rate on the Series 2019-1 Class A-2 Outstanding Principal Amount (excluding, for the avoidance of doubt, Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount), calculated based on a 360-day year of twelve 30-day months and (ii) the amount of any Class A-2 Quarterly Interest Shortfall Amount  for the immediately preceding Interest Accrual Period together with additional interest thereon as set forth in Section 3.05(a).

“Commitments” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Commitment Fee Final Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Commitment Fees Amounts for each day in such Interest Accrual Period minus (b) the aggregate amount allocated pursuant to clauses (a) - (c) of the defined term “Class A-1 Notes Accrued Quarterly Commitment Fee Amount” in respect of such Interest Accrual Period.  For purposes of the Base Indenture, the Commitment Fee Final Adjustment Amount shall be deemed to be the “Class A-1 Commitment Fee Adjustment Amount”.

“Commitment Fee Weekly Adjustment Amount” means, with respect to any Interest Accrual Period, as of any date of determination prior to the ending of such Interest Accrual Period, the result (if positive) of (a) the expected aggregate of the Daily Commitment Fees Amounts for each day in such Interest Accrual Period as of such date of determination, as determined by the Manager in accordance with the Managing Standard minus (b) the aggregate amount allocated pursuant to clauses (a) - (c) of the defined term “Class A-1 Notes Accrued Quarterly Commitment Fee Amount” in respect of such Interest Accrual Period.

“Commitment Termination Date” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Committed Note Purchaser” has the meaning set forth in the preamble to the Series 2019-1 Class A-1 Note Purchase Agreement.

“Conduit Investors” has the meaning set forth in the preamble to the Series 2019-1 Class A-1 Note Purchase Agreement.

“CP Advance” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“CP Rate” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Daily Commitment Fees Amount” means, for any day during any Interest Accrual Period, the Undrawn Commitment Fees that accrue for such day.

“Daily Post-Renewal Date Contingent Interest Amount” means, for any day during any Interest Accrual Period commencing on or after the Series 2019-1 Class A-1 Notes Renewal Date, the sum of (a) the result of (i) the product of (x) the Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Rate and (y) the Series 2019-1 Class A-1 Outstanding Principal Amount (excluding any Base Rate Advances and Undrawn L/C Face Amounts included therein) as of the close of business on such day divided by (ii) 360 and (b) the result of (i) the product of (x) the Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Rate and (y) any Base Rate Advances included in the Series 2019-1 Class A-1 Outstanding Principal Amount as of the close of business on such day divided by (ii) 365 or 366, as applicable.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Definitive Notes” has the meaning set forth in Section 4.02(c) of the Series 2019-1 Supplement.

“Depository” means the depository or the custodian specified herein to whom the Notes of a Class of a Series, upon original issuance, may be issued and delivered.

“DTC” means The Depository Trust Company and any successor thereto.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which are subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets are deemed to include the assets of such plans.

“Estimated Class A-1 Daily Interest Amount” means (a) for the first Interest Accrual Period, the Class A-1 Daily Interest Amount as of the Series 2019-1 Closing Date and (b) for any other Interest Accrual Period, the Class A-1 Daily Interest Amount for the first day of the Quarterly Collection Period during which such Interest Accrual Period commenced.

“Estimated Daily Commitment Fees Amount” means (a) for the first Interest Accrual Period, the Daily Commitment Fees Amount as of the Series 2019-1 Closing Date and (b) for any other Interest Accrual Period, the Daily Commitment Fees Amount for the first day of the Quarterly Collection Period during which such Interest Accrual Period commenced.

“Eurodollar Advance” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Eurodollar Rate” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Fitch” means Fitch, Inc., doing business as Fitch Ratings, or any successor or successors thereto.

“Funding Agent” has the meaning set forth in the preamble to the Series 2019-1 Class A‑1 Note Purchase Agreement.

 “Increase” has the meaning set forth in Section 2.01(a) of the Series 2019-1 Supplement.

“Initial Purchasers” means, collectively, Guggenheim Securities, LLC, Morgan Stanley & Co. LLC, Rabo Securities U.S.A., Inc., BofA Securities Inc. and Wells Fargo Securities LLC.

“Investor” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A‑1 Note Purchase Agreement.

“Investor Group Supplement” has the meaning set forth in Section 9.17(c) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“KBRA” means Kroll Bond Rating Agency, Inc. (and any successor or successors thereto).

“L/C Commitment” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“L/C Issuing Bank” has the meaning set forth in Section 2.07(g) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“L/C Quarterly Fees” has the meaning set forth in Section 2.07(d) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“L/C Obligations” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“L/C Provider” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Letter of Credit” has the meaning set forth in Section 2.07(a) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Make-Whole End Date” has the meaning set forth in Section 3.06(e) of the Series 2019-1 Supplement.

“Mandatory Decrease” has the meaning set forth in the Series 2019-1 Class A-1 Note Purchase Agreement.

“Offering Memorandum” means the offering memorandum for the offering of the Series 2019-1 Class A-2 Notes, dated June 28, 2019, prepared by the Master Issuer.

“Outstanding” has the meaning set forth in the Base Indenture.

“Permanent Regulation S Global Notes” has the meaning set forth in Section 4.02(b) of the Series 2019-1 Supplement.

“Plan” means either an ERISA Plan or plans that are not subject to ERISA, but which are subject to Section 4975 of the Code, such as individual retirement accounts.

“Plan Fiduciary” has the meaning set forth in Section 4.05(l) of the Series 2019-1 Supplement.

“Prepayment Notice” has the meaning set forth in Section 3.06(g) of the Series 2019-1 Supplement.

“Prepayment Record Date” means, with respect to the date of any Series 2019-1 Prepayment, the last day of the calendar month immediately preceding the date of such Series 2019-1 Prepayment unless such last day is less than ten (10) Business Days prior to the date of such Series 2019-1 Prepayment, in which case the “Prepayment Record Date” will be the last day of the second calendar month immediately preceding the date of such Series 2019-1 Prepayment.

“Quarterly Scheduled Principal Amount” means, with respect to any Quarterly Payment Date, (i) with respect to the Series 2019-1 Class A-2-I Notes, $1,437,500, (ii) with respect to the Series 2019-1 Class A-2-II Notes, $687,500 and (iii) with respect to the Series 2019-1 Class A-2-III Notes, $1,125,000; provided that amounts paid to the Series 2019-1 Class A-2 Noteholders in respect of the Series 2019-1 Class A-2 Outstanding Principal Amount (x) in respect of amounts allocated pursuant to priority (i)(D) of the Priority of Payments shall reduce the respective Quarterly Scheduled Principal Amounts ratably and (y) as optional prepayments pursuant to Section 3.06(f) shall reduce all remaining Quarterly Scheduled Principal Amounts with respect to the applicable Tranche ratably.  Series 2019-1 Class A-2 Notes that are cancelled pursuant to Section 2.14 of the Base Indenture shall reduce the applicable Quarterly Scheduled Principal Amounts prior to the applicable Series 2019-1 Anticipated Repayment Date ratably based on the Outstanding Principal Amount of such Series 2019-1 Class A-2 Notes.  For purposes of the Base Indenture, Quarterly Scheduled Principal Amounts shall be deemed to be “Scheduled Principal Payments”.

“Quarterly Scheduled Principal Deficiency Amount” means, as of any date of determination, the amount, if any, of due and unpaid Quarterly Scheduled Principal Amount with respect to each Quarterly Payment Date prior to such date of determination.  For purposes of the Base Indenture, the Quarterly Scheduled Principal Deficiency Amount shall be deemed to be a “Senior Notes Quarterly Scheduled Principal Deficiency Amount”.

“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.

“Rabobank” means Coöperatieve Rabobank, U.A., New York Branch.

“Rating Agency” means S&P, KBRA and any respective successor or successors thereto.  Solely with respect to the Series 2019-1 Class A-2 Notes, in the event that at any time the rating agency rating the Series 2019-1 Class A-2 Notes does not include S&P and/or KBRA, references to rating categories of S&P and/or KBRA in this Series Supplement shall be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Notes as of the most recent S&P and/or KBRA date on which such other rating agency and S&P and/or KBRA published ratings for the type of security in respect of which such alternative rating agency is used.

“Regulation S” means Regulation S promulgated under the 1933 Act.

“Regulation S Global Notes” means, collectively, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes.

“Required Balance” means, with respect to any Weekly Collection Period, the product of (1) the percentage set forth in the table below for each Weekly Collection Period for the specific length of the Fiscal Quarter and (2) with respect to (a) the Senior Notes Interest Payment Account, the sum, for each Interest Accrual Period, of (x) the Class A-1 Quarterly Commitment Fee Amounts and (y) the Senior Notes Quarterly Interest Amount, (b) the Senior Subordinated Notes Interest Payment Account, the Senior Subordinated Notes Accrued Quarterly Interest Amount, (c) the Subordinated Notes Interest Payment Account, the Subordinated Notes Accrued Quarterly Interest Amount, (d) the Senior Notes Principal Payment Account, the Senior Notes Quarterly Scheduled Principal Amounts, (e) the Senior Subordinated Notes Principal Payment Account, the Senior Subordinated Quarterly Scheduled Principal Amounts, (f) the Subordinated Notes Principal Payment Account, the Subordinated Quarterly Scheduled Principal Amounts and (g) the Senior Notes Post-ARD Contingent Interest Account, the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount.

	Length of Fiscal Quarter
Week	12-week quarter	13-week quarter	16-week quarter
1	–	–	–
2	–	–	–
3	–	–	–
4	45%	45%	–
5	45%	45%	–
6	45%	45%	45%
7	80%	80%	45%
8	80%	80%	45%
9	100%	100%	45%
10	100%	100%	80%
11	100%	100%	80%
12	100%	100%	80%
13	N/A	100%	100%
14	N/A	N/A	100%
15	N/A	N/A	100%
16	N/A	N/A	100%

“Restricted Period” means, with respect to any Series 2019-1 Class A-2 Notes sold pursuant to Regulation S, the period commencing on the Series 2019-1 Closing Date and ending on the 40th day after the Series 2019-1 Closing Date.

“Rule 144A” means Rule 144A promulgated under the 1933 Act.

“Rule 144A Global Notes” has the meaning set forth in Section 4.02(a) of the Series 2019-1 Supplement.

“S&P” means S&P Global Ratings (and any successor or successors thereto).

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period (or to the extent necessary to cover any Class A-1 Final Interest Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Collection Period, as provided for in clause (iii) of “Senior Notes Accrued Quarterly Interest Amount (Class A-1)”), an amount equal to the sum of Senior Notes Accrued Quarterly Interest Amount (Class A-1) and Senior Notes Accrued Quarterly Interest Amount (Class A-2) for such Weekly Allocation Date.  For purposes of the Base Indenture, the Senior Notes Accrued Quarterly Interest Amount shall be deemed to be a “Senior Notes Accrued Quarterly Interest Amount”.

“Senior Notes Accrued Quarterly Interest Amount (Class A-1)” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period (or to the extent necessary to cover any Class A-1 Final Interest Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Collection Period, as provided for in clause (iii) below), an amount equal to the sum of:

(i)            the sum of (A) the product of (1) the applicable Weekly Allocation Percentage and (2) the Class A-1 Estimated Quarterly Interest for such Interest Accrual Period and (B) the Senior Notes Accrued Quarterly Interest Shortfall (Class A-1) for such Weekly Allocation Date, until such Class A-1 Estimated Quarterly Interest, net of any allocated but unpaid negative Class A-1 Final Interest Adjustment Amount with respect to a prior Interest Accrual Period, shall have been allocated in full;

(ii)           if such Weekly Allocation Date is on or prior to the second to last Weekly Allocation Date in such Quarterly Collection Period, the Class A-1 Weekly Interest Adjustment Amount, if positive, with respect to such Interest Accrual Period (without duplication of clause (i)); and

(iii)         if such Weekly Allocation Date is the last Weekly Allocation Date in the Interest Accrual Period ending in such Quarterly Collection Period, the Class A-1 Final Interest Adjustment Amount, if positive, with respect to such Interest Accrual Period.

“Senior Notes Accrued Quarterly Interest Amount (Class A-2)” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period, an amount equal to the sum of: (i) the product of (1) the Weekly Allocation Percentage and (2) the expected Class A-2 Quarterly Interest for such Interest Accrual Period and (ii) the Senior Notes Accrued Quarterly Interest Shortfall (Class A-2) for such Weekly Allocation Date, until such expected Class A-2 Quarterly Interest shall have been allocated in full.

“Senior Notes Accrued Quarterly Interest Shortfall (Class A-1)” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Senior Notes Interest Payment Account with respect to Senior Notes Accrued Quarterly Interest Amount (Class A-1) on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the aggregate Senior Notes Accrued Quarterly Interest Amount (Class A-1) for all such preceding Weekly Allocation Dates.

“Senior Notes Accrued Quarterly Interest Shortfall (Class A-2)” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes Accrued Quarterly Interest Amount (Class A-2) on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the aggregate Senior Notes Accrued Quarterly Interest Amount (Class A-2) for all such preceding Weekly Allocation Dates.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the sum of (i) the product of (1) the applicable Weekly Allocation Percentage and (2) the aggregate of each interest amount designated hereunder as a “Senior Notes Quarterly Post-ARD Contingent Interest Amount” for purposes of the Base Indenture (collectively, the “Designated SNQPCIA”) due on the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Shortfall for such Weekly Allocation Date, until such Designated SNQPCIA shall have been allocated in full.  For purposes of the Base Indenture, the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount shall be deemed to be a “Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount”.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Shortfall” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Senior Notes Post-ARD Contingent Interest Account with respect to the Series 2019-1 Notes on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for all such preceding Weekly Allocation Dates.

“Series 2019-1 Anticipated Repayment Date” has the meaning set forth in Section 3.06(b) of the Series 2019-1 Supplement.  For purposes of the Base Indenture, the Series 2019-1 Anticipated Repayment Date shall be deemed to be a “Series Anticipated Repayment Date”.

“Series 2019-1 Class A-1 Administrative Expenses” means, for any Weekly Allocation Date, the aggregate amount of any Administrative Agent Fees and Class A-1 Amendment Expenses then due and payable and not previously paid and, if the following Quarterly Payment Date is a Series 2019-1 Class A-1 Notes Renewal Date, the amount of any Class A-1 Extension Fees due and payable on such Quarterly Payment Date.  For purposes of the Base Indenture, the Series 2019-1 Class A-1 Administrative Expenses shall be deemed to be “Class A-1 Notes Administrative Expenses”.

“Series 2019-1 Class A-1 Advance” has the meaning set forth in the recitals to the Series 2019-1 Class A-1 Note Purchase Agreement.

“Series 2019-1 Class A-1 Advance Notes” has the meaning set forth in “Designation” in the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 Advance Request” has the meaning set forth under “Advance Request” in this Annex A.

“Series 2019-1 Class A-1 Breakage Amount” has the meaning set forth under the “Breakage Amount” in this Annex A.

“Series 2019-1 Class A-1 Commitments” has the meaning set forth under “Commitments” in this Annex A.

“Series 2019-1 Class A-1 Commitment Term” has the meaning set forth in under “Commitment Term” in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Series 2019-1 Class A-1 Distribution Account” means account no. 12206200 entitled “Citibank, N.A. f/b/o Jack in the Box Funding, LLC, Series 2019-1 – Series 2019-1 Distribution Account” maintained by the Trustee pursuant to Section 3.07(a) of the Series 2019-1 Supplement or any successor securities account maintained pursuant to Section 3.07(a) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 Distribution Account Collateral” has the meaning set forth in Section 3.07(b) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2019-1 Class A-1 Outstanding Principal Amount exceeds the Series 2019-1 Class A-1 Notes Maximum Principal Amount.

“Series 2019-1 Class A-1 Initial Advance” has the meaning set forth in Section 2.01(a) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 Initial Advance Principal Amount” means the aggregate initial outstanding principal amount of the Series 2019-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2019-1 Class A-1 Initial Advances made on the Series 2019-1 Closing Date pursuant to Section 2.01(a) of the Series 2019-1 Supplement, which is $0.

“Series 2019-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount” means the aggregate initial outstanding principal amount of the Series 2019-1 Class A-1 L/C Note of the L/C Provider corresponding to the aggregate Undrawn L/C Face Amounts of the Letters of Credit issued on the Series 2019-1 Closing Date pursuant to Section 2.07 of the Series 2019-1 Class A-1 Note Purchase Agreement, which is $76,798,364.16.

“Series 2019-1 Class A-1 Initial Swingline Principal Amount” means the aggregate initial outstanding principal amount of the Series 2019-1 Class A-1 Swingline Notes corresponding to the aggregate amount of the Swingline Loans made on the Series 2019-1 Closing Date pursuant to Section 2.06 of the Series 2019-1 Class A-1 Note Purchase Agreement, which is $0.

“Series 2019-1 Class A-1 Investor” has the meaning set forth under “Investor” in this Annex A.

“Series 2019-1 Class A-1 L/C Notes” has the meaning set forth in “Designation” in the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 L/C Obligations” has the meaning set forth under “L/C Obligations” in this Annex A.

“Series 2019-1 Class A-1 Legal Final Maturity Date” is the Quarterly Payment Date occurring in August 2049.

“Series 2019-1 Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement, dated as of July 8, 2019, by and among the Master Issuer, the Guarantors, the Manager, the Series 2019-1 Class A-1 Investors, the Series 2019-1 Class A-1 Noteholders and Coöperatieve Rabobank, U.A., New York Branch, as administrative agent thereunder, pursuant to which the Series 2019-1 Class A-1 Noteholders have agreed to purchase the Series 2019-1 Class A-1 Notes from the Master Issuer, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time.  For purposes of the Base Indenture, the Series 2019-1 Class A-1 Note Purchase Agreement shall be deemed to be a “Variable Funding Note Purchase Agreement”.

“Series 2019-1 Class A-1 Note Rate” means, for any day, (a) with respect to any portion of the Series 2019-1 Class A-1 Outstanding Principal Amount as of such day, the CP Rate, the Eurodollar Rate or the Base Rate, as applicable thereto pursuant to the Series 2019-1 Class A-1 Note Purchase Agreement for such day, and (b) with respect to any other amounts that any Related Document provides is to bear interest by reference to the Series 2019-1 Class A-1 Note Rate, the Base Rate in effect for such day.

“Series 2019-1 Class A-1 Noteholder” means the Person in whose name a Series 2019-1 Class A-1 Note is registered in the Note Register.

“Series 2019-1 Class A-1 Notes” has the meaning set forth in “Designation” in the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 Notes Amortization Event” means that the Outstanding Principal Amount of the Series 2019-1 Class A-1 Notes is not paid in full or otherwise refinanced in full (which refinancing may also include an extension thereof) on or prior to the Series 2019-1 Class A-1 Notes Renewal Date.  For purposes of the Base Indenture, a Series 2019-1 Class A-1 Notes Amortization Event shall be deemed to be a “Class A-1 Notes Amortization Event”.

“Series 2019-1 Class A-1 Notes Amortization Period” means the period commencing on the date on which a Series 2019-1 Class A-1 Notes Amortization Event occurs and ending on the date on which there are no Series 2019-1 Class A-1 Notes Outstanding.  For purposes of the Base Indenture, a Series 2019-1 Class A-1 Notes Amortization Period shall be deemed to be a “Class A-1 Notes Amortization Period”.

“Series 2019-1 Class A-1 Notes Maximum Principal Amount” means $150,000,000, as such amount may be reduced pursuant to Section 2.05 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Series 2019-1 Class A-1 Notes Renewal Date” means (i) the Quarterly Payment Date in August 2024, (ii) if the date in clause (i) is extended at such time to the Quarterly Payment Date in August 2025, the Quarterly Payment Date in August 2025, and (iii) if the date in clause (ii) is extended at such time to the Quarterly Payment Date in August 2026, the Quarterly Payment Date in August 2026, in each case pursuant to Section 3.06(b) of this Series Supplement.  For purposes of the Base Indenture, the Series 2019-1 Class A-1 Notes Renewal Date shall be deemed to be a “Class A-1 Notes Renewal Date”.

“Series 2019-1 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2019-1 Class A-1 Initial Advance Principal Amount, if any, minus (b) the amount of principal payments (whether pursuant to a Decrease, a prepayment, a redemption or otherwise) made on the Series 2019-1 Class A-1 Advance Notes on or prior to such date plus (c) any Increases in the Series 2019-1 Class A-1 Outstanding Principal Amount pursuant to Section 2.01 of the Series 2019-1 Supplement resulting from Series 2019-1 Class A-1 Advances made on or prior to such date and after the Series 2019-1 Closing Date plus (d) any Series 2019-1 Class A-1 Outstanding Subfacility Amount on such date; provided that at no time may the Series 2019-1 Class A-1 Outstanding Principal Amount exceed the Series 2019-1 Class A-1 Notes Maximum Principal Amount.  For purposes of the Base Indenture, the Series 2019-1 Class A-1 Outstanding Principal Amount shall be deemed to be an “Outstanding Principal Amount”.

“Series 2019-1 Class A-1 Outstanding Subfacility Amount” means, when used with respect to any date, the aggregate principal amount of any Series 2019-1 Class A-1 Swingline Notes and Series 2019-1 Class A-1 L/C Notes outstanding on such date (after giving effect to Subfacility Increases or Subfacility Decreases therein to occur on such date pursuant to the terms of the Series 2019-1 Class A-1 Note Purchase Agreement or the Series 2019-1 Supplement).

“Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Amount” means, for any Interest Accrual Period commencing on or after the Series 2019-1 Class A-1 Notes Renewal Date, an amount equal to the sum of the aggregate of the Daily Post-Renewal Date Contingent Interest Amounts for each day in such Interest Accrual Period.  For purposes of the Base Indenture, the Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Amount shall be deemed to be a “Senior Notes Quarterly Post-ARD Contingent Interest Amount”.

“Series 2019-1 Class A-1 Post-Renewal Date Contingent Interest Rate” has the meaning set forth in Section 3.04(c) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 Subfacility Noteholder” means the Person in whose name a Series 2019-1 Class A-1 Swingline Note or Series 2019-1 Class A-1 L/C Note is registered in the Note Register.

“Series 2019-1 Class A-1 Swingline Loan” has the meaning set forth under “Swingline Loan” in this Annex A.

“Series 2019-1 Class A-1 Swingline Notes” has the meaning set forth in “Designation” of the Series 2019-1 Supplement.

“Series 2019-1 Class A-1 VFN Fee Letter” means the Fee Letter, dated as of the Series 2019-1 Closing Date, by and among the Master Issuer, the Guarantors, the Manager, the Conduit Investors, the Committed Note Purchasers, the Funding Agents, the L/C Provider, the Swingline Lender, and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Series 2019-1 Class A-2 Distribution Account” means account no. 12206300 entitled “Citibank, N.A. f/b/o Jack in the Box Funding, LLC, Series 2019-1 – Series 2019-1 Distribution Account” maintained by the Trustee pursuant to Section 3.08(a) of the Series 2019-1 Supplement or any successor securities account maintained pursuant to Section 3.08(a) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-2 Distribution Account Collateral” has the meaning set forth in Section 3.08(b) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-2 Initial Principal Amount” means the aggregate initial outstanding principal amount of the Series 2019-1 Class A-2 Notes, which is $1,300,000,000.

“Series 2019-1 Class A-2 Legal Final Maturity Date” means the Quarterly Payment Date occurring in August 2049.

“Series 2019-1 Class A-2 Make-Whole Premium Calculation Date” has the meaning set forth in Section 3.06(g) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-2 Make-Whole Prepayment Premium” means, with respect to a Series 2019-1 Class A-2 Prepayment, an amount (not less than zero) calculated by the Manager on behalf of the Master Issuer equal to (A) if such Series 2019-1 Class A-2 Prepayment occurs prior to the relevant Make-Whole End Date with respect to the applicable Tranche (i) the discounted present value as of the relevant Series 2019-1 Class A-2 Make-Whole Premium Calculation Date of all future installments of interest (excluding any interest required to be paid on the applicable Series 2019-1 Prepayment Date) on and principal of such Tranche (or portion thereof) being prepaid that the Master Issuer would otherwise be required to pay on such Tranche (or such portion thereof to be prepaid) from the applicable Series 2019-1 Prepayment Date to and including the Make-Whole End Date with respect to such Tranche, assuming that (x) principal payments of Quarterly Scheduled Principal Amounts are made pursuant to the then-applicable schedule of payments (giving effect to any ratable reductions in the Quarterly Scheduled Principal Amounts due to optional and mandatory prepayments, including prepayments in connection with a Rapid Amortization Event and cancellations of repurchased Notes prior to the date of such repayment), (y) Quarterly Scheduled Principal Amounts (or ratable amounts thereof based on the principal of such Tranche (or portion thereof) being prepaid) are to be made with respect to such Tranche (or portion thereof to be prepaid) on each Quarterly Payment Date prior to such Make-Whole End Date and (z) the entire remaining unpaid principal amount of such Tranche (or portion thereof) is paid on such Make-Whole End Date minus (ii) the Outstanding Principal Amount of such Tranche (or portion thereof) being prepaid or (B) if such Series 2019-1 Class A-2 Prepayment occurs on or after the Make-Whole End Date with respect to the applicable Tranche, zero.  For the purposes of the calculation of the discounted present value in clause (A)(i) above, such present value shall be determined by the Manager, on behalf of the Master Issuer, using a discount rate equal to the sum of:  (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis), on the Series 2019-1 Class A-2 Make-Whole Premium Calculation Date, of the United States Treasury Security having a maturity closest to the relevant Make-Whole End Date plus (y) 0.50%.  For purposes of the Base Indenture, Series 2019-1 Class A-2 Make-Whole Prepayment Premium shall be deemed to be “unpaid premiums and make-whole prepayment premiums” for purposes of the Priority of Payments.

“Series 2019-1 Class A-2 Note Purchase Agreement” means the Purchase Agreement, dated as of June 28, 2019, by and among Guggenheim Securities, LLC, on behalf of itself and as representative of the Initial Purchasers, the Master Issuer, the Guarantors, the Manager, Jack in the Box Eastern Division L.P., JBX General Partner LLC and JBX Limited Partner LLC, as amended, supplemented or otherwise modified from time to time.

“Series 2019-1 Class A-2 Note Rate” means (i) with respect to the Series 2019-1 Class A-2-I Notes, the Series 2019-1 Class A-2-I Note Rate, (ii) with respect to the Series 2019-1 Class A-2-II Notes, the Series 2019-1 Class A-2-II Note Rate and (iii) (ii) with respect to the Series 2019-1 Class A-2-III Notes, the Series 2019-1 Class A-2-III Note Rate.

“Series 2019-1 Class A-2 Noteholder” means the Person in whose name a Series 2019-1 Class A-2 Note is registered in the Note Register.

“Series 2019-1 Class A-2-I Note Rate” means 3.982% per annum.

“Series 2019-1 Class A-2-II Note Rate” means 4.476% per annum.

“Series 2019-1 Class A-2-III Note Rate” means 4.970% per annum.

“Series 2019-1 Class A-2 Notes” has the meaning set forth in “Designation” of the Series 2019-1 Supplement.

“Series 2019-1 Class A-2 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2019-1 Class A-2 Initial Principal Amount, minus (b) the aggregate amount of principal payments (whether a Quarterly Scheduled Principal Amount, a prepayment, a purchase and cancellation, a redemption or otherwise) made to Series 2019-1 Class A-2 Noteholders with respect to Series 2019-1 Class A-2 Notes on or prior to such date.  For purposes of the Base Indenture, the Series 2019-1 Class A-2 Outstanding Principal Amount shall be deemed to be an “Outstanding Principal Amount”.

“Series 2019-1 Class A-2 Prepayment” has the meaning set forth in Section 3.06(e) of the Series 2019-1 Supplement.

“Series 2019-1 Class A-2 Prepayment Date” means the date on which any prepayment on the Series 2019-1 Class A-2 Notes is made pursuant to Section 3.06(d), Section 3.06(f) or Section 3.06(j) of this Series Supplement, which shall be, with respect to any Series 2019-1 Class A-2 Prepayment pursuant to Section 3.6(f) of this Series Supplement, the date specified as such in the applicable Prepayment Notice and, with respect to any Series 2019-1 Class A-2 Prepayment in connection with a Rapid Amortization Period or Asset Disposition Proceeds, the immediately succeeding Quarterly Payment Date.

 “Series 2019-1 Class A-2 Quarterly Post-ARD Contingent Interest” has the meaning set forth in Section 3.05(b)(i).  For purposes of the Base Indenture, the Series 2019-1 Class A-2 Quarterly Post-ARD Contingent Interest shall be deemed to be a “Senior Notes Quarterly Post-ARD Contingent Interest Amount”.

“Series 2019-1 Closing Date” means July 8, 2019.  For purposes of the Base Indenture, the Series 2019-1 Closing Date shall be deemed the “Series Closing Date” with respect to the Series 2019-1 Notes.

“Series 2019-1 Distribution Accounts” means, collectively, the Series 2019-1 Class A-1 Distribution Account and the Series 2019-1 Class A-2 Distribution Account.  For purposes of the Base Indenture, the Series 2019-1 Distribution Accounts shall be deemed to be “Series Distribution Accounts”.

“Series 2019-1 Extension Elections” means, collectively, the Series 2019-1 First Extension Election and the Series 2019-1 Second Extension Election.

“Series 2019-1 Final Payment” means the payment of all accrued and unpaid interest on and principal of all Outstanding Series 2019-1 Notes, the expiration or cash collateralization in accordance with the terms of the Series 2019-1 Class A-1 Note Purchase Agreement of all Undrawn L/C Face Amounts (after giving effect to the provisions of Section 4.04 of the Series 2019-1 Class A-1 Note Purchase Agreement), the payment of all fees and expenses and other amounts then due and payable under the Series 2019-1 Class A-1 Note Purchase Agreement and the termination in full of all Series 2019-1 Class A-1 Commitments.

“Series 2019-1 Final Payment Date” means the date on which the Series 2019-1 Final Payment is made.

“Series 2019-1 First Extension Election” has the meaning set forth in Section 3.06(b)(i) of the Series 2019-1 Supplement.

“Series 2019-1 Global Notes” means, collectively, the Regulation S Global Notes and the Rule 144A Global Notes.

“Series 2019-1 Ineligible Account” has the meaning set forth in Section 3.11 of the Series 2019-1 Supplement.

“Series 2019-1 Legal Final Maturity Date” means, (i) with respect to the Series 2019-1 Class A-1 Notes, the Series 2019-1 Class A-1 Legal Final Maturity Date and (ii) with respect to the Series 2019-1 Class A-2 Notes, the Series 2019-1 Class A-2 Legal Final Maturity Date.  For purposes of the Base Indenture, the Series 2019-1 Legal Final Maturity Date shall be deemed to be a “Series Legal Final Maturity Date”.

“Series 2019-1 Non-Amortization Test” means a test that will be satisfied on any Quarterly Payment Date only if both (i) the Holdco Leverage Ratio is less than or equal to 5.00x as calculated on the Quarterly Calculation Date immediately preceding such Quarterly Payment Date and (ii) no Rapid Amortization Event has occurred and is continuing.  For purposes of the Base Indenture, the Series 2019-1 Non-Amortization Test shall be deemed to be a “Series Non-Amortization Test”.

“Series 2019-1 Note Owner” means, with respect to a Series 2019-1 Note that is a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Series 2019-1 Noteholders” means, collectively, the Series 2019-1 Class A-1 Noteholders and the Series 2019-1 Class A-2 Noteholders.

“Series 2019-1 Notes” has the meaning set forth in “Designation” in the Series 2019-1 Supplement.

“Series 2019-1 Outstanding Principal Amount” means, with respect to any date, the sum of the Series 2019-1 Class A-1 Outstanding Principal Amount, plus the Series 2019-1 Class A-2 Outstanding Principal Amount.

“Series 2019-1 Prepayment” means a Series 2019-1 Class A-2 Prepayment, a prepayment in respect of the Series 2019-1 Class A-1 Notes or any other prepayment in respect of the Series 2019-1 Notes pursuant to Section 3.06(e), (f) and (k).

“Series 2019-1 Prepayment Amount” means the aggregate principal amount of the applicable Class(es) or Tranche(s) of Notes to be prepaid on any Series 2019-1 Prepayment Date, together with all accrued and unpaid interest thereon to such date.

“Series 2019-1 Prepayment Date” means the date on which any prepayment on the Series 2019-1 Class A-1 Notes or the Series 2019-1 Class A-2 Notes is made pursuant to Section 3.06(d)(i), Section 3.06(d)(ii), Section 3.06(f) or Section 3.06(j) of this Series Supplement, which shall be, with respect to any Series 2019-1 Prepayment pursuant to Section 3.06(f) of this Series Supplement, the date specified as such in the applicable Prepayment Notice and, with respect to any Series 2019-1 Prepayment in connection with a Rapid Amortization Period or Asset Disposition Proceeds, the immediately succeeding Quarterly Payment Date.

“Series 2019-1 Second Extension Election” has the meaning set forth in Section 3.06(b)(ii) of the Series 2019-1 Supplement.

“Series 2019-1 Securities Intermediary” has the meaning set forth in Section 3.09(a) of the Series 2019-1 Supplement.

“Series 2019-1 Senior Notes” means, collectively, the Series 2019-1 Class A-1 Notes and the Series 2019-1 Class A-2 Notes.

“Series 2019-1 Senior Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of Senior Notes Accrued Quarterly Interest Amounts with respect to the related Quarterly Collection Period (assuming that each of the Senior Notes Accrued Quarterly Interest Shortfall (Class A-1), the Class A-1 Weekly Interest Adjustment Amount and the Senior Notes Accrued Quarterly Interest Shortfall (Class A-2) for each applicable Weekly Allocation Date were equal to zero) net of any allocated but unpaid negative Class A-1 Final Interest Adjustment Amount with respect to the related Interest Accrual Period.  While not otherwise used herein, for purposes of the Base Indenture, the Series 2019-1 Senior Notes Quarterly Interest Amount shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2019-1 Supplement” means the Series 2019-1 Supplement, dated as of the Series 2019-1 Closing Date by and among the Master Issuer, the Trustee and the Series 2019-1 Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Series 2019-1 Supplemental Definitions List” has the meaning set forth in Article I of the Series 2019-1 Supplement.

“STAMP” has the meaning set forth in Section 4.03(a) of the Series 2019-1 Supplement.

“Subfacility Decrease” has the meaning set forth in Section 2.02(d) of the Series 2019-1 Supplement.

“Subfacility Increase” has the meaning set forth in Section 2.01(b) of the Series 2019-1 Supplement.

“Swingline Commitment” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Swingline Lender” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Swingline Loans” has the meaning set forth in Section 2.06(a) of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Temporary Regulation S Global Notes” has the meaning set forth in Section 4.02(b) of the Series 2019-1 Supplement.

“Tranche” means (i) the Series 2019-1 Class A-2-I Notes, (ii) the Series 2019-1 Class A-2-II Notes and (iii) the Series 2019-1 Class A-2-III Notes, each of which is hereby designated as a “Tranche” of the Series 2019-1 Class A-2 Notes for purposes of the Base Indenture.

“Undrawn Commitment Fees” has the meaning set forth in Section 3.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Undrawn L/C Face Amounts” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“Unreimbursed L/C Drawings” has the meaning set forth in Section 1.02 of the Series 2019-1 Class A-1 Note Purchase Agreement.

“U.S. Person” has the meaning set forth in Section 4.02 of the Series 2019-1 Supplement.

“Voluntary Decrease” has the meaning set forth in Section 2.02(b) of the Series 2019-1 Supplement.

“Weekly Allocation Percentage” means with respect to any Weekly Collection Period, the percentages designated by the Master Issuer in the relevant Weekly Manager’s Certificate for such Weekly Collection Period within a Quarterly Fiscal Period, each such percentage to be not less than the percentage required to cause the Required Balance to be on deposit in the Senior Notes Interest Payment Account, the Senior Subordinated Notes Interest Payment Account, the Subordinated Notes Interest Payment Account, the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account, the Subordinated Notes Principal Payment Account or the Senior Notes Post-ARD Contingent Interest Account, as applicable, for such Weekly Collection Period.